As  filed with the Securities and Exchange Commission on  June 8,  2012

File No. 333-179669

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form S-1/A

Amendment 4.

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

New Global Energy, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	112511	45-4349842

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

215 South Riverside Drive, Suite 12 Cocoa, Florida 32922 (321) 636-5804

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Perry Douglas West, Esq. 215 South Riverside Drive, Suite 12 Cocoa, Florida 32922 (321) 636-5804 (321) 632 7632 (fax)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the  following box: [x]

If this Form is filed to register additional securities for an offering pursuant to  Rule  462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective  registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the  Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same  offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the  Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same  offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an  accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated  filer [ ]  Non-accelerated  filer [ ] (Do not check if  a  smaller reporting company)     Smaller  reporting company [x]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount to	Offering	Aggregate	Amount
	Be	Price	Offering	of
Title of Securities to be Registered	Registered	Per Share	Price	Fee

Units each consisting of one share of common
stock, one Class A warrant and one Class B warrant	200,000	$5.00	$1,000,000	$114.60
(a) common stock	200,000	---	---	---
(b) Class A warrant to purchase common stock	200,000	---	---	---
(c) common stock underlying Class A warrants	200,000	$5.50	$1,100,000	$126.06
(d) Class B warrant to purchase common stock	200,000	---	---	---
(e) common stock underlying Class B warrants	200,000	$6.00	$1,200,000	$137.52
________________________________________	_________	__________	______________	____________
Total			$3,300,000	$378.18

(1)  Estimated solely for purposes of calculating the registration fee pursuant to  Rule 457(o) under the Securities Act of 1933, as amended.   Prices are based on the higher of the exercise or conversion price or the offering price of the common  stock herein solely for purposes of computing the amount of the registration  fee  in accordance with Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may  not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

New Global Energy, Inc.

200,000 Units

                We are offering 200,000 Units, each consisting of one share of common stock, one warrant to purchase on share of common stock for $5.50 for the period ending one year from date of issue and one warrant to purchase one share of common stock for $6.00 during the period ending three years from date of issue,  of New Global Energy, Inc.

               Prior to this offering, no public market or trading market has existed for our units, shares of our common stock or warrants. There is no assurance that a trading market for the shares of our common stock will ever develop. The transferability of our units, shares and warrants may be limited under state law because we do not intend to qualify this offering under state law until 30 days prior to completion of this offering, which may not occur for a year.  The offering will remain open until June 30, 2013, unless the maximum proceeds are received earlier or we decide to stop selling our securities.  There will be no extensions of the Offering Period.  There is no required minimum number of shares to be sold.  Because there is no minimum amount of shares that must be sold, we may receive no proceeds or very little proceeds from this offering.

                The offering is being made directly by us through our officers and directors who will not receive any compensation for such sales.

Price Table		Total proceeds before expenses assuming sale of

	Per Unit	50,000 units 25%	100,000 units 50%	200,000 units 100%

Public offering price	$5.00	$250,000	$500,000	$1,000,000

                This investment involves a high degree of risk and substantial dilution. You should purchase units only if you can afford a complete loss of your investment. We strongly urge you to read the entire prospectus. YOU SHOULD CAREFULLY REVIEW THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 8  FOR A DESCRIPTION OF THE SIGNIFICANT RISKS INVOLVED IN OUR BUSINESS AND IN PURCHASING OUR SECURITIES BEFORE MAKING ANY INVESTMENT DECISIONS. No escrow or trust account will be established. Your funds are to be paid directly to us and upon acceptance of your subscription, the proceeds will be immediately available for our use without assurance that we will sell all or any of the remaining units  offered and subject to creditors claims if any.  At the time of subscribing, you will not be able to know how many shares other investors will purchase.

                The information in this prospectus is not complete and may be changed. We are not permitted to sell the units until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state in which the offer or solicitation is not permitted.

                Brokers or dealers effecting transactions in the securities being offered pursuant to this prospectus should confirm that the securities are registered under applicable state law or that an exemption from registration is available.

                Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The date of this prospectus is _______, 2012.

New Global Energy, Inc.

Dealer Prospectus Delivery Obligation

Until twelve months from the effective date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

Our Company

                New Global Energy, Inc. (“NGE” or the “Company”) is focused on the development of it Global Energy Plantation (“GEP”) using its Global Cell concept which combines alternative energy (source of usable energy intended to replace fuel sources without the undesired consequences of the replaced fuels) production, sustainable agriculture (practice of farming using principles of ecology, the study of relationships between organisms and their environment) and aquaculture (the farming of aquatic organisms such as fish, crustaceans, molluscs and aquatic plants).   It uses non centralized power plants, primarily concentrated solar power (CSP),  Jatropha (Jatropha curcas, a genus of plants shrubs or trees, the oil from which can be used for biodiesel production) based biofuels and aquaculture operations to produce power for its own use and to feed into the power grid serving local power needs while producing farm grown fish and shrimp as food products all grown on mainly undeveloped land.  NGE is a development stage company with executive offices located in Brevard County, Florida.

The Global Energy Plan concept has not been completely developed.  Operations to produce power for our own use or to feed into the power grid have not yet commenced.  Further,  the Company has not produced revenues and does not expect to generate revenues until such time that its first energy plantation is under way and sells products which its expects to produce  (food fish, power, jatopha oil and associated products – See “Business”) into the market.   There is no assurance that sufficient funding will be received by the Company to complete the development and construction  of its Energy Plantation or that its products will be produced or the Company receive revenues.

The Company is currently pursuing the planning stage of its business plan with a current rate of cash outlays for operating expenses (“burn rate”) of about $1,000 per month.  Non cash contributions are being made by management and it would expect to continue at this rate of operation for more than twelve months without raising any additional capital.   These non cash contributions include administrative services,  office space, telephone, computer use and other ordinary and necessary business services involved in company operations.   There are no written agreements in place to continue these contributions and the Company believes that it could continue its rate of operations for more than twelve months with or without further management contributions.   Management has negotiated a loan agreement (see below) which would provide funds for it to continue at an increased rate of operation for up to 12 months without additional funding.   As of April 30, 2012 the Company had  drawn down $90,000 of the $100,000 in proceeds from the loan.

The Company’s expected rate of cash outlays for operating expenses or burn rate is subject to the availability of capital received from this offering or other sources and directly impacts the speed with which it will implement its business plan.  In the event that the Company receives half of the total proceeds from this offering it would expect its monthly burn rate to be approximately $15-20,000 plus third party project expenditures referred to below.   In the event that it receives all of the proceeds from this offering,  it would expect this expenses to be $20-30,000 per month plus third party project expenditures.  (See “Use of Proceeds”)   As of April 30, 2012, the Company had $43,745 in cash on hand, having drawn down on a portion of the proceeds of the loan referenced above, sufficient funds to continue beyond 12 months at the present burn rate.   The Company’s current burn rate includes some but limited progress toward its business plan and in the event that no or limited funds are raised from this offering or from other sources,  the Company will likely not be able to complete its business plan or generate revenues.

In the event we raise $375,000 from this offering, the company will increase the level of operations over the current pace that it is pursuing in its planning stage.   It will satisfy our cash requirements at an increased level of operation for the next 12 months. With this minimum capital, we intend to complete the design of the Energy Cell Concept including specification of software and equipment, site selection for the first energy cell operation and   website development used in conjunction with its operation.   These development steps are expected to take from six to twelve months subject to the availability of funds.   Final layout and design will be dependent upon selection of a suitable site with acceptable climate and cost.  There is no assurance that we will receive these funds and the failure to receive these funds or other investment or loan proceeds may result in the operation of the company being delayed or cease.

The Company expects its basic Energy Cell to consist of 40 acres of land, of which approximately 10 acres of land will be utilized by aquaculture and support operations composed of 36 2000 gallon tanks.   We expect to begin production in these tanks with one or more of  the following:   talapia;  catfish; trout and or shrimp.  The remaining 30 acres are allocated to the growing of jatropha curcas along with support operations and a small solar power generation system.

Initial Planning and Construction/Development elements include following along with the approximate funds taken up by each element; the length of time to complete each element and the percentage of that element completed to date:

1.

Planning and layout of  its Energy Cell.  Cost: approximately $125,000 requiring 2-6 months to complete of which 15% is complete.  This phase require the assistance from industry consultants.   To the extent that these consultants are not available when needed,   this phase may be delayed.

2.

Investigate and review land prospects including water availability.  Cost:  approximately $30,000 requiring 1-3 months to complete of which 10% is complete

3.

Negotiate land lease or purchase (subject to capital available and prevailing prices in suitable areas)  Cost:  approximately 40,000 per year to lease or $140-600,000 to purchase of which 0% is complete.   To the extent the Company is not able to raise sufficient funds from this offering it may be necessary to obtain borrowed funds for the purchase of suitable land  In the event that capital, borrowed or other mortgage funds are not available,  the company may be required to  enter into lease arrangement for suitable land.    To  the extent that it proceeds with development on leased land,  it will fact the requirement to future rental payments.   There is no assurance that sufficient funds will be available to pay these future payments in which case the Company could lose funds invested in the property.

4.

Investigate available sources of local farm help and farm managers and negotiate farm management contract(s).  Cost:  approximately $10,000 requiring from 1-6 months of which 0% is complete.   This phase is related to the  location of the land used and is subject to the Company being able to identify the property to be used before this phase can begin.

5.

Identify and obtain initial equipment and  negotiate  construction and fabrication contacts for farm components and address any  land mediation required:  Cost:  $25,000 requiring from 3-6 months of which 0% is complete.  This phase subject to identification of the particular land to be used.

6.

Proceed with land preparation and construction of fish tanks and supporting infrastructure  Cost:  $300,000 requiring from 3-6 month of which 0% is complete.  This phase is the principal construction phase of the first energy cell project and may require local building permits.   To the extent such permitting process is delayed by the local government,  the completion of the Energy Cell project will be delayed.

7.

Identify and acquire initial plants or seeds for jatropha planting and initial feedstock for the aquaculture operation. Identify   initial fish food sources and proceed with initial planting and stocking of fish ponds.  Cost:  $200,000 requiring 2-4 months to complete of which 5% is complete.

8.

Negotiate  initial solar power system and generator equipment contracts.  Cost: $20,000 (excluding the cost of the system) requiring 2-5 months of which 5% is complete.  This phase is not required to initiate planting or aquaculture operations and will not delay the other phases.   To some degree,  the cost of these systems is dependent on the particular location and the availability of agreements with the local power company for the purchase of excess power.     Power generally can be generated for internal use without grid connection or can be connected to the grid allowing excess power to be sold to the power company.  There is no assurance that the property that is utilized will be located in an area where power can be sold to the power company.    In such case the Company would receive no revenue from the sale of power directly and would end up generating power for its own use only.    These Solar power systems would cost $500-800,000.   To the extent that funds are not available,  this element of the company’s business may be delayed.

Management expects that a single energy cell will cost at least $717,250 more than what has been done.  This figure assumes that the energy cell is created on leased land and without a solar energy component.     Management expects that the cost of a single energy cell on purchased land with a solar energy component would be $1,367,250.

The Company expects to be able to complete these steps and begin and continue operations for from 12-18 months assuming the receipt of the maximum proceeds from this offering or like amounts from other sources.  There is no assurance that funds in this amount will be available to the Company and in that event, the Company may not be able to complete  its first energy cell operation or to earn revenue.

The completion of each of the steps set out above is dependent upon receipt of funds in the amounts stated from this offering or equivalent amounts from other sources.   To the extent that receipt of funds if delayed or to the extent that they are not received, completion of the business plan may be delayed  or not completed at all.

To the extent that the Company is able to complete these development stages at or below the cost set out, it should be able to complete its first energy cell  with the proceeds from this offering on leased land (or purchased land using third party mortgage financing to the extent it can be obtained by the company) and utilizing jatropha oil fueled power generation or power from the grid.  To the extent that costs of development  exceed the amount the Company receives  from the offering or equivalent amounts from other sources, it will be necessary to the Company to raise additional capital.   There is no assurance that adequate money will be raised from the offering or that the Company will be able to complete the development of  its energy cell at the  lower end of the cost ranges set out above.   To the extent that funds are not available for this offering or other sources,  the Company will not be able to complete its business plan.

Subject to funding as described above,  the Company expect to complete the development of its first energy cell with 18 months of the date funds first become available.

The Company’s business plan can be successful without the completion of the solar power system component through the use of electricity from the grid or through jatropha oil fueled diesel power  generation.   To the extent that funds are not available,  the Company may elect to complete its energy cell development without the solar energy component of the plan.

The Company expects to begin selling cuttings from its jatropha plants beginning 12 months from planting  with revenues in the initial year of approximately $60,000 or more subject to the market with additional sales of Jatropha  oil beginning the third year after planting of $54-144,000 per year. (see “Business”)    In addition, the Company expects to begin receiving revenue from the sale of fish during this same period beginning 12 months from completion and stocking of the ponds, in the approximate amount of $ 75-150 ,000 .  There are presently no sales of either of these products and there is not assurance that the Company will be successful in earning revenue from either source.  The Company expects direct operating costs of $60-70,000 per year for operations on the fish farm portion of the Energy Cell and from $36-50,000 in cultivation costs per year for Jatropha farming.

The Company has not operated an Energy Cell as of the date of this Prospectus and there is no assurance that it will be able to achieve these results or receive any revenue from operations.

In order for the Company to expand operations beyond the first energy cell,  when and if it is completed,   it will be necessary for the Company to raise additional capital.  There is no assurance that either the first energy cell will be successful or that the Company will be able to raise any additional capital.

As part of the initial planning and construction/development phases for the Company’s business, the Company’s officers and directors have gathered data and reviewed material from industry experts, reviewed designs and operations of facilities in aquaculture, jatropha and solar power operation.   The Company expects during the initial planning phase to hire on a contract basis a farm manager/consultant and or industry consultant and a fish farm manger/consultant.   The Company does not presently have any of these individuals under contract and there is not assurance that they will be available when required by the Company, in which cash its jatropha planting and fish farming operations and the revenue therefrom may be delayed.

Our officers and directors, and have other outside business activities and may be devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient management which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (January 24, 2012) through April 30, 2012, report no revenues and a net loss of $1,708.

New Global Energy, Inc. is a development stage company and has had limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.   Since there is no minimum amount of shares that must be sold by the Company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:  has not received enough proceeds from the offering to begin operations; and has no market for its shares.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our units, common stock, or warrants are not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not expect to file any such application with FINRA for our units or warrants.  We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The Company has no plan, agreement, arrangement or understanding to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.  Similarly, the Company’s officer and directors, the Company promoters, and their affiliates, do not intend for the Company, once it is reporting, to be used as a vehicle for a private company to become a reporting issuer under the Securities Exchange Act of 1934, as amended.

As of the date of this prospectus, there is no public trading market for our units, common stock or warrants and no assurance that a trading market for our securities will ever develop.

The Offering

Securities offered by us:	Up to 200,000 Units including one share of common
Stock and two warrants, one at $5.50 and one at $6.00
Price:	$5.00 per unit
Common stock outstanding prior to registration	1,750,000
Statement:
Common stock outstanding after the offering:	1,800,000 if 25% of offering is sold
1,850,000 if 50% of offering is sold
1,950,000 if 100% of offering is sold
Percentage of common stock outstanding after	97.2% if 25% of offering is sold
the offering to be held by executive	94.59% if 50% of offering is sold
officers- directors:	89.74% if 100% of offering is sold
As a result, existing shareholders will
exercise control over our direction.
Terms:	No minimum amount required to be sold before we
use the offering proceeds.
The offering will terminate no later than June 30, 2013

Plan of distribution:	We will attempt to sell our securities without an
underwriter. They will be offered for sale by our
Officer and directors.

                Unless otherwise specifically stated, information throughout this prospectus assumes 200,000 Units will be sold .

                There is no public market for our units, common shares or warrants and there can be no assurance that a public market for our units, common stock or warrants will ever develop.  Without a public market, there will be no liquidity in your investment in our securities which means that you may be unable to resell your common shares and warrants, and if you are able to resell them, you may not be able to recover your investment.

Use of Proceeds

                For development expenses for aquaculture and jatropha farming operations including general and overhead expenses; and assuming all shares are sold, for acquisition of equipment and location leases. (See Use of Proceeds)

Summary Financial Data

            The following summary ﬁnancial data should be read in conjunction with our ﬁnancial statements, including notes, and other ﬁnancial information included elsewhere in this prospectus. The ﬁnancial information as of April 30, 2012 is not necessarily indicative of results that may be expected for the entire year.

The following table sets forth our selected ﬁnancial data for the period ending April 30, 2012.

Statement of operations data

For the period

January 20, 2012

(inception) through

April 30, 2012

Revenue from operations

$        0

Total costs and expenses

   1,708

Net loss

  (1,708)

Net loss per common share outstanding

     (NIL)

Weighted average shares outstanding

1,750,000

Balance sheet data

As of

                                                                   April 30, 2012

Current assets

$90,645

Working capital

  90,645

Total assets

  90,645

Total liabilities

  90,603

Total stockholders' equity

         42

Mailing Address:   The mailing address of the Company is Post Office Box 427,  Cocoa, Florida  32923

Telephone Number:   321-636-5804

RISK FACTORS

                Please carefully consider these risks. Our securities should only be considered for purchase if you can afford the risk of losing your entire investment. Prior to purchasing our securities, prospective investors should carefully consider the following risk factors:

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-

 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE AMEX Equities exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

Any significant fluctuation in price of feed, water and or electric power may have a material adverse effect on the cost of our products and the profitability of our operations.

The prices for the raw materials, fertilizer products, electric power and water that are used in our fish farming and in our Jatropha farming operations are subject to market forces largely beyond our control.  The prices for these raw materials and energy may fluctuate significantly based upon changes in these forces. If we are unable to pass any raw material price increases through to our customers, we could incur significant losses and a diminution of the market price of our common stock.

Adverse weather conditions could reduce production of our products.

The amount of production from our agricultural operations fluctuates significantly with weather conditions in any given growing season resulting in varying revenue.   If any natural disasters, such as snowstorm, flood, drought, hail, tornadoes or earthquakes, occur, production of our products would likely be reduced.

We are a development stage company and have not generated revenue, and our business will not succeed if we are unable to successfully commercialize our renewable biofuel feedstock.

We are a development stage company with a limited operating history. We have not yet commercialized our renewable fuels and have not generated revenue. We are subject to the substantial risk of failure facing businesses seeking to develop new products. Certain factors that could, alone or in combination, prevent us from successfully commercializing our products include:

a.

technical challenges developing our commercial-scale production platform and processes that we are unable to overcome;

b.

our ability to finance the acquisition and/or construction of our first facility, as well as any other future commercial production facilities, including securing private or public debt and/or equity financing, project financing and/or federal, state and local  government incentives;

c.

our ability to fully integrate all elements of our technology and achieve commercial-scale production of renewable fuels and power on a cost-effective basis and in the time frame we anticipate;

d.

our ability to secure and maintain customers to purchase any renewable fuels, power and aquaculture products we produce from our planned commercial production facilities;

e.

our ability to enter into licensing agreements or joint ventures on favorable terms, or at all;

f.

actions of direct and indirect competitors that may seek to enter the renewable fuels in competition with us; and

g.

our ability to obtain, maintain and protect the intellectual property rights necessary to conduct our business.

Management has limited experience in renewable energy, agriculture, aquaculture or the production of renewable fuels at a commercial-scale or in building the facilities necessary for such production and if we are unable to successfully implement it would result in our inability  to generate revenue.

Management has limited experience in renewable energy, agriculture or aquaculture which may affect the ability of the Company to complete its first energy cell.  To the extent we are unable to complete the first energy cell facility (see “Energy Cell Concept”), our ability to continue development would be adversely affected.    In addition, we must integrate and apply our plan to produce renewable fuels, power and aquaculture products on an economically viable basis. Such production will require that our  technology platform design be scalable from our single Energy Cell  facility to commercial-scale or multiple Energy Cell facilities. We have not yet identified sites, begun construction of or operated a facility implementing our strategy, and our technology may not perform as expected when applied at the scale that we plan or we may encounter operational challenges for which we are unable to devise a workable solution. In particular, we cannot assure you that any multiple Energy Cell facility will be completed on the schedule or within the budget that we intend, or at all.  If and when we are able to complete our first facility, it may not produce and process power or aquaculture products at anticipated levels or produce our renewable fuels at acceptable volumes. As a result of these risks, we may be unable to achieve commercial-scale production in a timely manner, or at all. If these risks materialize, our business and ability to commercialize our technology would be adversely affected.

Management expects that a single Energy Cell will cost at least 730,000.   The results from the operation of this Energy Cell will be necessary before management can determine an optimum size and therefore cost of the most productive and efficient multiple cell facility.    To the extent that management is unable to complete this first facility or the facility does not perform as expected,   the Company may not be able to proceed with its business plan or to produce revenue.

Managements experience in renewable energy, agriculture or aquaculture  has included review of existing operations owned by other companies including site visits and review of operational numbers;  review of trade and academic publications and discussions with industry professionals as well as preliminary discussions with various component providers and manufacturers.  The Company has not previously operated such facilities and has no operating facilities now.

Management may not be in a position to devote a majority of available time to our operations which may result in periodic operations or even business failure.

Mr. John Potter and Mr Perry West are  our  officers and directors, and have other outside business activities and may be devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Potter or Mr. West which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

After this Offering Mr. Potter and Mr. West will own in total 89.74% to 97.2% of the outstanding stock of the Company.  Invstors may find dthat their decisions are contrary to their interests.   You should not purchase Units unless your are willing to entrust all aspects of mangement to Mr. Potter and Mr. West or their successors.

Mr. Potter and Mr. West own 1, 750,000 shares of common stock representing 100% of our outstanding stock. After this Offering Mr. Potter and Mr. West will own in total 89.74% to 97.2% of the outstanding stock of the Company.   As a result, they will have control of us even if the full offering is subscribed for and will be able to choose all of our directors. Their interests may differ from the ones of other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time they are able to devote to us.

Management has limited experience in managing a public company and because of the limited size and budget of the Company may have difficulty in establishing and maintaining acceptable internal controls over financial reporting.

 Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed by our company is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC. Management is responsible for establishing and maintaining disclosure controls and procedures for our company.

The term "internal control over financial reporting" is defined as a process designed by, or under the supervision of, the registrant's principal executive and principal financial officers, or persons performing similar functions, and effected by the registrant's board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

·

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the registrant;

·

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures of the registrant are being made only in accordance with authorizations of management and directors of the registrant; and

·

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the registrant's assets that could have a material effect on the financial statements.

Competitors and potential competitors who have greater resources and experience than we do may develop products and technologies that compete with ours or may use their greater resources to gain market share at our expense.

Our ability to compete successfully will depend on our ability to develop proprietary technologies that produce renewable fuels, power and aquaculture products at commercial-scale and at costs below the prevailing market prices. Some of our competitors have substantially greater production, financial, research and development, personnel and marketing resources than we do.  In addition, certain of our competitors may also benefit from local government programs and incentives that are not available to us. As a result, our competitors may be able to develop competing and/or superior technologies and processes, and compete more aggressively and sustain that competition over a longer period of time than we could. Our technologies and products may be rendered uneconomical or otherwise obsolete by technological advances or entirely different approaches developed by one or more of our competitors. As more companies develop new intellectual property in our markets, the possibility of a competitor acquiring patent or other rights that may limit our products or potential products increases, which could lead to litigation.

In addition, various governments have recently announced a number of spending programs focused on the development of clean technology, including alternatives to petroleum-based fuels and the reduction of carbon emissions. Such spending programs could lead to increased funding for our competitors or the rapid increase in the number of competitors within those markets.  Our limited resources relative to some of our competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and market share, adversely affect our results of operations and financial position, and prevent us from achieving or maintaining profitability.

We may not be successful in protecting our intellectual property rights, including our unpatented proprietary know-how and trade secrets, or in avoiding claims that we infringed on the intellectual property rights of others.

The Company expects to rely on unpatented proprietary know-how and trade secrets, and employ various methods, including confidentiality agreements with employees and consultants, customers and suppliers to protect our know-how and trade secrets.  However, these methods may not afford complete protection and there can be no assurance that others will not independently develop the know-how and trade secrets or develop better production methods than us.  Further, we may not be able to deter current and former employees, contractors and other parties from breaching confidentiality agreements and misappropriating proprietary information and it is possible that third parties may copy or otherwise obtain and use our information and proprietary technology licensed, without authorization or otherwise infringe on our intellectual property rights.  Additionally, may license in the future, trade secrets, and similar proprietary rights to third parties.  While we attempt to ensure that our intellectual property and similar proprietary rights are protected when entering into business relationships, third parties may take actions that could materially and adversely affect our rights or the value of our intellectual property, similar proprietary rights or reputation.  In the future, we may also rely on litigation to enforce our intellectual property rights and contractual rights, and, if not successful, we may not be able to protect the value of our intellectual property.  Any litigation could be protracted and expensive and funds may not be available to pursue it.

We may require additional financing to become Commercially viable

While we believe that we will have the capital upon completion  of this offering  to sustain operations and development for the next 12 months, the development and expansion of our business to commercially viable levels will require the commitment of additional resources to implement our business plan which we may not have anticipated. Currently, we have no established bank-financing arrangements. Therefore, if we are unable to realize proceeds from this offering,  it is likely that we may need to seek additional financing through loans, subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.  The Company is currently pursuing the planning stage of its business plan with a current rate of cash outlays for operating expenses (“burn rate”) of about $1,000 per month. The Company’s current burn rate includes little progress toward its business plan and in the event that no or limited funds are raised from this offering or from other sources,  the Company will likely not be able to complete its business plan or generate revenues.  As of April 30 , 2012, the Company had $ 43,745 in cash on hand.  The Company’s expected rate of cash outlays for operating expenses or burn rate is subject to the availability of capital received from this offering or other sources and directly impacts the speed with which it will implement its business plan.  In the event that the Company receives half of the total proceeds from this offering it would expect its monthly burn rate to be approximately $15-20,000 plus third party project expenditures referred to below.   In the event that it receives all of the proceeds from this offering,  it would expect this expenses to be $20-30,000 per month plus third party project expenditures.  (See “Use of Proceeds”).   Management expects to require $ 717,250 to execute its business plan during the 1 8 months  following the receipt of funds from this offering of which,  $500,000 of which it expects to use during the 12 months following receipt of funds from the offering and $217,500 which it expects to use from 12 months through 18 months after the offering.   This assumes that the first energy cell is developed on leased land without a solar energy component. (see “Plan of Operation”).

 We cannot give any assurance that additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

Changes in government regulations, including mandates, tax credits, subsidies and other incentives, could have a material adverse effect upon our business, financial condition and results of operations.

The market for renewable fuels is heavily influenced by federal, state, local and foreign government regulations and policies. Changes to existing, or adoption of new, federal, state, local and foreign legislative and regulatory initiatives that impact the production, distribution or sale of renewable fuels may harm our business.

We have a very short operating history upon which you can evaluate our company.

              We are a newly organized development stage corporation, having been incorporated on January 24, 2012, and have no operating history from which to evaluate our business and prospects. There is no assurance that our future proposed operations will be implemented, let alone successfully, or that we will ever have profits. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with the formation and commencement of operations, including, but not limited to, operational difficulties and capital requirements and management's potential underestimation of initial and ongoing costs. In evaluating our business and prospects, these and other difficulties should be considered.

Because we are selling the offering without making any arrangements for escrow of the proceeds, if we only sell a small number of units, our ability to pursue our business plan would be significantly diminished and it would be very difficult, if not impossible, for us to be profitable.

                There is no minimum-offering amount that we must sell before we use the proceeds of the offering. Funds tendered by prospective purchasers will not be placed in escrow, but will be available for use by us immediately upon acceptance, for the purposes and in the amounts as estimated in the section of this prospectus entitled "Use of Proceeds." But will be subject to creditors claims, if any.  Lack of an escrow arrangement could cause greater risk to the investors in the event that insufficient capital is raised in the offering.  No commitment exists by anyone to purchase all or any part of this offering.

There is no underwriter for this offering so we cannot be sure as to the amount of capital we will raise.

                There is no underwriter for this offering. Therefore, you will not have the benefit of an underwriter's due diligence efforts which would typically include underwriter involvement in the preparation, investigation and verification of the information for disclosure and in the pricing of the securities being offered, as well as other matters. Because we do not have any experience in the public sale of our common stock, investors may not be able to rely on our ability to consummate this offering. Accordingly, there can be no assurance as to the number of units that may be sold or the amount of capital that may be raised by this offering.

Because of state securities registration requirements, the transferability of our securities may be affected.

                The purchasers of our securities will be able to resell such securities in the public market only if securities are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the proposed purchasers reside. The value and transferability of our securities may be significantly adversely impacted if the securities are not qualified or exempt from qualification in the jurisdictions in which any prospective purchaser of the securities then resides.

In the event our common stock share price is less than $5.00, penny stock regulation may restrict the marketability of our securities and cause the price of our securities to decline.

                The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. If our stock price declines to below $5.00, our common stock will be subject to rules that impose additional sales practice requirements on broker-dealers. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase and a risk disclosure document relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Also, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and may affect the price at which such purchasers can sell any such securities.

Because our management at its discretion may borrow funds for us without stockholder approval, the value of our shares may decline.

                Our management has the right, in his sole discretion, to borrow funds on our behalf and does not require stockholder approval prior to borrowing. Our assets may be used as collateral for borrowings. If we have difficulty repaying these borrowings out of our working capital, we may be forced to liquidate assets at an inappropriate time or default. In the event of a default, our lender may dispose of collateral to the detriment of our business and the value of our shares may decline and the equity of our stockholders may be reduced or eliminated.

Management has entered into a Loan Agreement with BioGlobal Resources, Inc, an unrelated third party which will enable the Company to borrow up to  $100,000 (See Note 4 to Notes to Financial Statements).    As of   April 30 , 2012, the company has drawn and is obligated to the repayment of $ 9 0,000.00 of this amount.  The Note is convertible into the Company’s common stock at the rate of $1 per share.   In the event the Company draws the maximum of $100,000,  the holder will be able to convert the underlying note into 100,000 shares of the company’s common stock.  In addition the holder is entitled to receive one warrant for the purchase of  one common share at $1 for each dollar drawn under the agreement.

We expect to rely to a significant extent on third parties to design, engineer and construct our commercial production facilities and to provide certain technologies, and actions by these third parties may adversely affect the commercialization and market acceptance of our technology platform.

    Our use of third parties reduces our control over our facilities and exposes us to certain risks. For example, our operations could be materially disrupted if we lose one of these third parties or if one of our third-party service or technology providers experiences a significant interruption in its business and is unable to perform. If it is necessary to replace any third-party service or technology provider, we may need to incur additional costs. If any of these third-party service or technology providers do not fulfill their contractual duties, meet expected deadlines or provide quality technologies, we may not be able to meet our obligations to our future customers, joint venture partners or licensees, which could result in damage to our reputation and adversely affect our business and results of operations. We may also rely on other third parties to assist in the sale of our renewable fuels and chemicals. These third parties may not be effective at selling our products. If the third parties we rely on to sell our renewable fuels and chemicals do not fulfill their contractual duties or perform effectively, our business, results of operations and financial condition could be materially and adversely affected. Further, if we rely on a single or small number of third-party service or technology providers, we will be exposed to the credit risk of those third parties.

Loss of key personnel, including key management personnel, engineers and other technical personnel, or failure to attract and retain additional personnel could harm our product development programs, delay the commercialization of our technology platform and harm our research and development efforts and our ability to meet our business objectives.

Our business spans a variety of disciplines and requires a management team and employee workforce that is knowledgeable in the many areas necessary for our operations. The loss of or inability to find and hire  any key member of our management, or key scientific, engineering, technical or operational employees, or the failure to attract or retain such employees, could prevent us from developing and commercializing our technology platform and executing our business strategy. We may be unable to attract or retain qualified employees in the future due to the intense competition for qualified personnel among refining, alternative and renewable fuel and chemical businesses, or due to the unavailability of personnel with the qualifications or experience necessary for our business. In particular, our process development endeavors depend on our ability to attract and retain highly skilled technical and operational personnel with particular experience and backgrounds. Competition for such personnel from numerous industries, companies and academic and other research institutions may limit our ability to hire individuals with the necessary experience and skills on acceptable terms. In addition, we expect that the successful execution of our strategy of constructing multiple commercial production facilities, including through joint ventures, to bring our products to market will require the expertise of individuals experienced and skilled in managing complex, first-of-kind capital development projects.

Severe weather, natural or man-made disasters and accidents could disrupt normal business operations at our  future commercial production facilities, which could have a material adverse effect on our business, financial condition and results of operations.

Our  facilities may also be located in areas susceptible to natural disasters, such as hurricanes, wildfires, earthquakes and floods. Natural or man-made disasters could damage our production facilities, require us to temporarily shut down our facilities or otherwise significantly disrupt our operations, including the supply of feedstock to our facilities and the transportation of our renewable fuels or chemicals from our facilities. In addition, environmental pollution could result from any such natural disasters. We may not carry sufficient business insurance to compensate us for losses that may occur as a result of natural disasters. Any resulting losses, damages or claims could have a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to risks inherent in the production of renewable fuels, and we could be subject to liabilities for which we are not fully insured or that are not otherwise mitigated.

We expect to maintain property, general liability, casualty and other types of insurance that we believe will be in accordance with customary industry practices. However, we may not be fully insured against all potential hazards incident to our business, including losses resulting from natural disasters, war risks or terrorist acts, and we are not insured against environmental pollution. Changes in insurance market conditions have caused, and may in the future cause, premiums and deductibles for certain insurance policies to increase substantially and, in some instances, for certain insurance to become unavailable or available only for reduced amounts of coverage. If we were to incur a significant liability for which we were not fully insured, we might not be able to finance the amount of the uninsured liability on terms acceptable to us or at all, and might be obligated to divert a significant portion of our cash flow from normal business operations.  Further, our business strategy involves the licensing of our technology platform. Hazardous incidents involving our licensees, if they result or are perceived to result from use of our technologies, may harm our reputation, threaten our relationships with other licensees and/or lead to customer attrition and financial losses. While we expect to limit these risks through contractual limitations of liability and indemnities and through insurance coverage, we may not always be successful in doing so. If a hazardous incident involving one of our licensees occurs, our financial condition and results of operation would be adversely affected, and other companies with competing technologies may have the opportunity to secure a competitive advantage.

Joint ventures, joint development arrangements and other strategic collaborations could result in operating difficulties, dilution to stockholders, liabilities and other adverse consequences.

Our business strategy contemplates the possibility of employing joint ventures to drive market penetration of our technologies and strategic partnerships to accelerate the development of our technology. In that context, we expect to evaluate and consider a wide array of potential strategic transactions. At any given time, we may be engaged in discussions or negotiations with respect to one or more of these types of transactions. Any of these transactions could be material to our financial condition and results of operations. We may face difficulties with respect to these transactions, including:   a.  diversion of management time, including a shift of focus from operating our first commercial production, to issues related to administering and operating our strategic transactions;  b. the lack of full control over aspects of our strategic transactions, particularly with respect to any production facilities that we do not wholly own;  c.  the need to implement controls, procedures and policies appropriate for a public company at joint ventures and other strategic partnerships; and   d.  liability for activities of joint ventures, including violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities.

Moreover, we may not realize the anticipated benefits of any or all of our strategic transactions, or we may not realize them in the time frame expected. Future strategic transactions may require us to issue additional equity securities, spend a substantial portion of our available cash, or incur debt or liabilities, amortize expenses related to intangible assets or incur write-offs of goodwill, which could adversely affect our results of operations and dilute the economic and voting rights of our stockholders.

Our commercialization strategy relies in part on third parties, and therefore the successful commercialization of our technology platform will be dependent on such third parties performing satisfactorily.

We expect to collaborate with third parties to fund, build, develop and operate future commercial-scale facilities that use the proprietary technology platform that we expect to develop.  This technology platform is in the initial stages of development and while the Company expects to complete the development of the trade secrets and technology that it will require during the development of its first energy cell and within the cost ranges that it has disclosed herein,   there is no assurance the this will be completed.   Failure or delays with regard to the technology which the Company believes that it will use,  may result in delays in completion of the first energy cell and/or  a negative impact on the output of the energy cell and  the ability of the Company to be successful.   Our reliance on third parties would reduce our control over the funding and construction of these facilities and the production and sale of the renewable fuels produced using our technology, including the operating costs of the facilities, which will expose us to certain risks. These facilities will be first-of-kind projects, and we cannot assure you that our collaborators will be able to complete construction on schedule, effectively operate our proprietary technology platform or produce renewable fuels and chemicals of sufficient quality at high enough yields and low enough costs to be profitable. If and when these facilities are completed, we may have limited or no control over the amount or timing of resources that our collaborators commit to our collaboration. Our collaborators may experience a change of policy or priorities or may fail to perform their obligations as expected. These collaborators may breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. Further, our collaborators may not devote sufficient resources to the manufacturing, marketing or sale of renewable fuels and chemicals produced using our proprietary technology platform. Moreover, disagreements with a collaborator regarding strategic direction, economics of our relationship, intellectual property or other matters could develop, and any such conflict could reduce our ability to enter into future collaboration agreements and negatively impact our relationships with one or more existing strategic collaborators. In addition, our collaborators may also pursue competing technologies that may ultimately prove more compelling than ours. If any of these events occur, we may not be able to successfully commercialize our technology platform. Additionally, our business could be negatively impacted if any of our collaborators undergoes a change of control. If any of our collaborators fails to perform up to the obligations set forth in our agreements with them, our business and prospects could be materially and adversely affected.

 We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as related rules implemented by the Securities and Exchange Commission, impose various requirements on public companies. Compliance with reporting and other requirements applicable to public companies will create additional costs for us and will require the time and attention of management. Our limited management resources may exacerbate the difficulties in complying with these reporting and other requirements while focusing on executing our business strategy. Management does not know the amount of the additional costs we may incur, the timing of such costs or the degree of impact that our management’s attention to these matters will have on our business.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures, including system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting.   We incur substantial accounting expense and expend significant management time on compliance-related issues.

Management estimates that the cost of this compliance during the first three years will be from $35-100,000 per year depending upon the size and stage of development of Company operations.  To the extent that the Company is unable to achieve revenues or raise sufficient capital to  pay these expenses, it may not be able to meet public disclosure requirements and your ability to trade your shares may be decreased or lost.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends" and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption "Risk Factors" and elsewhere in this prospectus, including the exhibits hereto.

        Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to:

•

the increase in costs of electrical power, feed and fertilizers;

•

changes in the competitive environment in our industry and the markets we serve;

•

the impact of laws and governmental regulations;

•

unusually adverse weather conditions and natural disasters including tornados and earthquakes;

•

changes in general economic and financial market conditions;

•

our ability to achieve growth while limiting the need for additional capital expenditures;

•

effectively adapting to new challenges associated with our expansion into new geographic markets;

•

our inability to introduce new products successfully;

•

our inability to successfully integrate or realize the benefits of future acquisitions and investments;

•

increases in the cost of borrowings and limitations on availability of debt or additional equity capital; and

•

our inability to hire or retain the talent required for our business.

All forward-looking statements are necessarily only estimates of future results and actual results may differ materially from expectations. The foregoing examples should not be construed as exhaustive and you are, therefore, cautioned not to place undue reliance on such statements which should be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus. In particular, you should consider the numerous risks described in the "Risk Factors" section of this

USE OF PROCEEDS

                Assuming an offering price of $5.00 per unit, if we sell all 200,000 units being offered, we estimate that we will receive net proceeds, after the estimated expenses of the offering, of $825,000. If less than the maximum number of units is sold, we will receive less. There is no assurance that we will receive sufficient proceeds to cover the cost of the offering.

                The following table explains our anticipated use of the net proceeds of this offering, based upon various levels of sales achieved: 25%, 50%, and 100%. There is no assurance we will sell 25%, or an amount sufficient to cover the cost of the offering.

Percentage of Offering Completed:	25%	50%	100%

Units sold	50,000	100,000	200,000

Gross Proceeds	$ 250,000	$ 500,000	$ 1,000,000
Offering Costs	100,000	125,000	175,000

Net Proceeds	$ 150,000	$ 375,000	$ 825,000

Application of proceeds:
Energy Cell Development *	$ 80,000	$ 100,000	$125,000
Working Capital **	70,000	125,000	350,000
Purchase equipment and Leases***		150,000	350,000

Total	$ 150,000	$ 375,000	$ 825,000

*

Energy Cell Development includes the design, layout, drawings and engineering of the Company’s prospective Energy Cell  including agriculture, aquaculture and power components.

**

Working capital includes funds for personnel,  feedstock, contract farming services and general operating expenses

***

Purchase equipment and Leases includes funds for land leases or purchase and equipment lease or purchase.

                If we do not sell the maximum number of shares offered, there will be an impact upon our operations. If the proceeds of this offering are insufficient to enable us to develop our business, we may have to borrow funds from banks and other lenders or make other financial arrangements, including but not limited to the sale of additional securities in order to identify, purchase develop and operate  Energy Cell properties. No assurance can be given, however, that any such loans or arrangements will successfully be made or that any such funds will be available to us, let alone on reasonable terms.

    Offering costs may include a commission of 10% which may be paid to registered broker dealers in the event that any independent sales of units of this offering are made by such registered broker dealer.   The Company is acting as its own underwriter and no agreement has been made with any broker dealer concerning sales of these securities.  To the extent the offering is sold by officers and directors of the Company, commissions will not be paid and the Net Proceeds of the Offering would increase by any commissions not paid.

                The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and our future revenues and expenditures. If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

                Based upon current plans and assumptions relating to our plan of operation and assuming the sale of at least 50% of the offering or 100,000 units, we anticipate that the proceeds of this offering will satisfy our capital requirements for a period of approximately 12 months following completion of this offering. However, if our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations.

                Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

DIVIDEND POLICY

                We have never declared or paid any cash dividends on our capital stock. We presently intend to reinvest earnings to develop and expand our business and, therefore, we do not anticipate paying cash dividends on our common stock in the foreseeable future. The declaration of cash dividends in the future will be at the discretion of our two officers/directors and will depend upon our earnings, capital requirements and financial position, general economic conditions and other pertinent factors.

DETERMINATION OF OFFERING PRICE

                As no underwriter has been retained to offer our shares, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price of $5.00 per unit. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock and warrants. Although we considered our lack of operating history; the proceeds to be raised by the offering; the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders; the applicability of securities rules and regulations governing a "penny stock" which is generally defined as priced below $5.00; our belief in the future economic prospects of the Company; and our relative cash requirements, ultimately the offering price was determined arbitrarily.

DILUTION

A company's net tangible book value per share consists of its total tangible assets minus its total liabilities, divided by the total number of shares of common stock outstanding. As of January 31, 2012, we had a net tangible book value of $1,551.00 or approximately $.0008 per share.

As of January 31, 2012, after adjusting for the issuance of 200,000 Units in this offering at an assumed offering price of $5.00 per share and the receipt by us of the net proceeds from this offering, then our as adjusted net tangible book value would have been approximately $1,001,551 or about $.5136 per share of common stock.

This represents an immediate increase in net tangible book value of about $0.5128 per share to the existing stockholders and an immediate dilution of approximately $4.4864 per share to the new investors purchasing shares in this offering. If less than the entire offering is sold, the dilution to new investors would be greater.

The following table explains the dilution of this offering, based upon various levels of shares sold.

Percentage of offering completed	25%	50%	100%
Units Sold	50,000	100,000	200,000
Offering price per share	$5.00	$5.00	$5.00
Net tangible book value per share before offering	0.0008	0.0008	0.0008
Increase per share due to offering	0.1389	0.2703	0.5128
As adjusted net tangible book value after offering	0.1397	0.2711	0.5136
Dilution per share of common stock to investors of offering	$4.86	$4.73	$4.49

The following tables summarize, as of January 31, 2012, the number and percentage of shares of common stock purchased from our company, the amount and percentage of the consideration paid and the average price per share paid by the existing stockholders and by new investors pursuant to this offering. The tables are based on sales of 25%, 50% and 100% of the shares offered. There is no assurance we will sell 25%, or an amount sufficient to cover the cost of the offering. The calculation below is based upon an initial public offering price of $5.00 per unit, before deducting the estimated offering expenses paid by us.

If we sell 25% of the offering- 50,000 units
			Total Consideration
Number	Shares Purchased	Percent	Amount	Percent	Average price per share
Existing stockholders	1,750,000	97.22%	$1,750	0.70%	$0.001
New investors	50,000	2.78%	$250,000	99.30%	$5.00
Total	1,800,000	100.00%	$251,750	100.00%

If we sell 50% of the offering- 100,000 units
			Total Consideration
Number	Shares Purchased	Percent	Amount	Percent	Average price per share
Existing stockholders	1,750,000	94.59%	$1,750	0.35%	$0.001
New investors	100,000	5.41%	$500,000	99.65%	$5.00
Total	1,850,000	100.00%	$501,750	100.00%

If we sell 100% of the offering- 200,000 units
			Total Consideration
Number	Shares Purchased	Percent	Amount	Percent	Average price per share
Existing stockholders	1,750,000	89.75%	$1,750	6.00%	$0.001
New investors	200,000	10.25%	$1,000,000	84.00%	$5.00
Total	1,950,000	100.00%	$1,001,750	100.00%

PLAN OF DISTRIBUTION

                The offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter or broker. We will offer the shares directly to investors through our officers and directors, who will offer the shares by prospectus filed with the SEC, to friends, business associates and contacts, and by direct mail to investors who have indicated an interest in our company. Officers and Directors may make sales, on our behalf and will be relying on the exemption provided by Rule 3(a) 4-1 under the Securities Exchange Act of 1934,  which permits him to sell securities under certain circumstances without registration as a securities broker.  Officers and Directors will not receive any commissions or other remuneration based either directly or indirectly on transactions in our securities for his efforts in making any such offers or sales. None of the Offices and Directors are registered broker-dealers or affiliates of a broker-dealer. Furthermore, Officers and Directors shall conduct his selling activity in accordance with paragraph (a)(4)(ii) of Rule 3(a)4-1,  in that he primarily performs substantial duties for the issuer other than in connection with transactions in securities; he is not a broker or dealer nor has he been affiliated with a broker or dealer in the last 12 months; and he does not participate in selling an offering of securities more than once every 12 months other than as permitted under Rule 3(a)4-1. Further, none of the Officers and Directors are associated person of a broker or dealer.

                The offering will begin on the date of this prospectus and remain open until June 30, 2013 unless the maximum proceeds are received earlier or we decide to stop selling our securities.  We may stop selling our securities due to a lack of investor interest, unfavorable market conditions or other unforeseen events.

                We reserve the right to reject any subscription in whole or in part or to allot to any prospective investor less than the number of shares subscribed.  We reserve this right to reject any subscription to prevent ownership of our securities by individuals or entities that may not be in our best interest.

                The shares in this offering are being sold under a "best efforts, no minimum" basis.  Therefore, there is no requirement that we must sell a specified number of shares before the proceeds of the offering become available to us. We may sell only a nominal amount of shares and receive only minimal proceeds from this offering. We will not escrow any of the proceeds received from the sale of shares before we terminate the offering. Upon acceptance of a subscription, the proceeds from that subscription will be immediately available for our use and the investor will have no assurance that we will sell all or any part of the remaining shares offered.

DESCRIPTION OF SECURITIES BEING REGISTERED

The Company is registering 200,000 Units and the shares and warrants included and underlying them.  Each Unit consists of one share of common stock, one Class A warrant which includes the right to purchase on share of common stock for $5.50 for the period ending one year from date of issue and one Class B warrant with the right to purchase one share of common stock for $6.00 during the period ending three years from date of issue, of New Global Energy, Inc.

Common Stock

The Company is a Wyoming corporation authorized to issue 100,000,000 common shares.   As of the date hereof, the Company has issued 1,750,000 common shares.   An additional 200,000 common shares are being registered hereunder as well as an additional 400,000 common shares underlying the Class A and Class B warrants which are included in the Units.  These shares underlying the warrants will be issued only upon the exercise of the warrants.

Warrants

Each Class A warrant will entitle the holder to purchase one share of our common stock upon payment of $5.50 prior to its expiration date. The expiration date and time of the Class A warrants will be 5:00 PM, EST,  ______, 2013(one year from the effective date hereof) (“exercise period”).

Each Class B warrant will entitle the holder to purchase one share of common stock upon payment of $6.00 prior to the expiration date.  The expiration date and time of the Class B warrants will be 5:00 EST,  ______, 2015(three years from the effective date hereof). (“exercise period”)

The Class A and Class B warrants are being registered in this offering, as are the shares which will be issued upon exercise of the warrants.

Commencing immediately, we may redeem your Class A and Class B warrants upon 30 days notice at $0.10  per warrant when the closing bid price of the common stock equals or exceeds $7.50 for 20 consecutive trading days ending three days prior to the mailing of the notice of redemption. Warrant holders will have the right to exercise their Class A and Class B warrants until the close of business on the date ﬁxed for redemption. If we redeem any of the Class A or Class B warrants, then we must redeem all of the warrants remaining unexercised at the end of the redemption period of the Class being redeemed.

            The exercise price of the warrants and the number of shares of common stock that may be issued upon the exercise of the warrants will be adjusted upon the occurrence of speciﬁc events, including stock dividends, stock splits, combinations or reclassiﬁcations of our common stock. An adjustment will also  be made in the case of a reclassiﬁcation or exchange of common stock, consolidation or merger other  than a consolidation or merger in which we are the surviving corporation, or sale of all or substantially  all of our assets, in order to enable warrant holders to acquire the kind and number of shares of stock or  other securities or property receivable in such event by a holder of the number of shares of common  stock that might otherwise have been purchased upon the exercise of the warrant.

            The warrants are in registered form and may be presented to the Company for transfer, exchange or exercise at any time on or prior to their expiration date, at which time they will be void and have no value. If a market for the warrants develops, the holder may sell the warrants instead of exercising them. There can be no assurance, however, that a market for the warrants will develop or, if developed, will continue.

            The warrants are not exercisable unless, at the time of the exercise, we have a current prospectus covering the shares of common stock issuable upon exercise of the warrants, and such shares have been registered, qualiﬁed or deemed to be exempt under the securities or blue sky laws of the state of residence of the exercising holders of the warrants. Although we have undertaken to use our best efforts  to have all of the shares of common stock issuable upon exercise of the warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the warrants, there is no assurance that we will be able to do so.

            Although the securities will not knowingly be sold to purchasers in jurisdictions in which the securities are not registered or otherwise qualiﬁed for sale, investors in such jurisdictions may purchase warrants in the secondary market or investors may move to jurisdictions in which the shares underlying the warrants are not so registered or qualiﬁed during the period that the warrants are exercisable. In such event, we would be unable to issue shares to those persons desiring to exercise their warrants, and holders of warrants would have no choice but to attempt to sell the warrants in jurisdictions where such sale is permissible or allow them to expire unexercised.

The holder of any warrant may exercise the warrant by surrendering the warrant certiﬁcate to the Company, with the subscription form properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the warrants. The exercise price of the warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price or value of the securities offered in this offering.

            We may without the consent of the holders of the warrant certiﬁcates, reduce the exercise price during all or any portion of the originally stated exercise period; or extend the period over which the warrants are exercisable beyond the exercise period, and increase or decrease the exercise price for any period the warrant exercise period is extended. In the case of the extension of the exercise period or a change in the exercise price, we must provide the warrant holders of record notice of such extension of the exercise period, specifying, as the case may be, the time to which such exercise period is extended, and/or specifying the new exercise price and the periods for which such new exercise price is in effect, a reasonable time prior to the date such extension or new exercise price is to take effect, such reasonable time to be commercially reasonable and consistent with applicable securities laws and regulations.

            Holders of the warrants have no voting rights until such time as the warrants are exercised and our underlying common stock is issued to the holder. Upon the issuance of our common stock to the holders of the warrants, the holders shall have the same rights as any other shareholder owning our common stock.

The Company’s transfer agent,  Island Stock Transfer at 100 Second Avenue South,  Suite 705S, St. Petersburg, Florida  33701 (“Warrant Agent”) will act at the Company’s instruction as agent for the exchange of common stock for warrants upon conversion or redemption.   The Company does not have any separate agreement with Island Stock Transfer to act a Warrant Agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal Services associated with this offering may be rendered by Perry Douglas West, Esq.   Mr.  West is a majority shareholder, officer and director of the Company.   Mr. West may be paid a fee for such services in cash, commensurate with fees normally charged for such services by other counsel.

BUSINESS

The Company

                 New Global Energy, Inc. (“NGE” or the “Company”) is focused on the development of its Global Energy Plantation (“GEP”) using its Energy Cell (see “Energy Cell Concept” below)  concept which combines alternative energy production, sustainable agriculture and aquaculture.   It anticipates the use of  non centralized power plants, primarily concentrated solar power (CSP), Jatropha based biofuels and aquaculture operations to produce power for its own use and to feed into the power grid serving local power needs while producing farm grown fish and shrimp as food products.  NGE is a development stage company with executive offices located in Brevard County, Florida.  New Global Energy, Inc.  was organized on January 24, 2012.

The New Global Energy, Inc.  is pursuing a comprehensive business model which addresses the need to replace imported oil as an energy source.   NGE is dedicated to the development and application of advanced alternative energy technologies and sustainable agriculture and aquaculture. The goal is to focus on and develop sustainable technologies combining them into NGE’s Global Energy Plantation.  The key components of NGE’s Energy Cell Concept are:  Jatropha-based biofuels, solar photovoltaics (a method of generating electrical power by converting solar radiation into direct current electricity using semiconductors), concentrated solar energy and synergistic agriculture and aquaculture (the combination of agriculture and aquaculture where the combination and interaction achieves a greater effect than each individually.) (see “Energy Cell Concept”).

The Global Energy Plan concept has not been completely developed.  Operations to produce power for our own use or to feed into the power grid have not yet commenced and we do not currently have the infrastructure to commence operations to produce power, fish or jatropha products.   Research and development has been conducted by management and has included research and review of industry and scholarly information on aquaculture, jatropha farming and solar power as well as interviews with existing operators and site visits to existing operations.   The Company has been pricing and reviewing available land as well as sources and types of seed stock available.  It has included data review and manipulation underlying initial energy cell concepts and initial site layouts.  The Company expects to employ industry and university faculty consultants to review energy cell designs when the initial site has been acquired or put under contract as well as to review ongoing agriculture and aquaculture operations.   The funds for these consultants are included in the proposed use of proceeds.    The Company does not currently have any of these consultants under contract and there is not assurance that they will be available when needed by the Company or that the money will be available to contract with them.   To the  extent that the Company has proceeded with its plans,  it believe that there are sufficient funds for future research and development  related to its Energy Cell contained in the proceeds from this offering.    (see “Use of Proceeds”).

Further,  the Company has not produced revenues and does not expect to generate revenues until such time that its first energy plantation is under way and sells products which its expects to produce  (food fish, power, jatopha oil and associated products  (See “Plan of Operation”) into the market.   There is no assurance that sufficient funding will be received by the Company to complete the development and construction  of its Energy Plantation or that its products will be produced or the Company receive revenues.  In addition, the Company has not constructed or operated an Energy Cell as of the date of this Prospectus and there is no assurance that it will be able to achieve these results or receive any revenue from operations.

The development and expansion of our business to commercially viable levels will require the commitment of additional resources to implement our business plan (see “Plan of Operation”). Currently, we have no established bank-financing arrangements. Therefore, if we are unable to realize proceeds from this offering,  it is likely that we may need to seek additional financing through loans, subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.  We cannot give any assurance that additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

ENERGY CELL CONCEPT:

The GEP (Global Energy Plantation) is being designed to be a stand-alone “energy cell” where nothing enters the “cell wall” except sunlight, water, and feedstock (seeds & fish). The cell is being designed to produce electrical power onsite which it feeds into the “net metering” grid. Onsite generated electricity powers all equipment, vehicles & pumps. Excess electricity is fed into the power Grid. The Global Energy Plantation is designed as a “Zero Waste” operation.  All waste material is sequestered and used onsite:

•Fish tank effluent →Jatropha Irrigation & Fertilization

•Jatropha husk & shells →Pelletized Fuels →external combustion generators

Organic Fertilizer

Organic Pesticide

Fish Feed from Detoxified pellets

•Aquaculture Products:

Fish Oil

Food Fish for market

Fish feed from processing wastes

•Value Chain Products:

Jatropha Cuttings, Seeds, Seedlings

•Value Chain Services:

Grower Purchase Contracts

Plantation Planning, Management & Operations

Harvesting, Processing, Energy Generation

In this sustainable symbiotic system, the plants feed the fish and the fish feed the plants.   Both plants and fish yield an organic oil which is used onsite to generate electricity. An array of photovoltaic panels or concentrated solar system powers the entire plantation and feed in excess electricity into the power grid.   The design of the Energy Cell has not been completed not has it been constructed and there is no assurance that the performance of these Cells will produce these expected results.

The Company has to date, developed system layouts with flow patterns;  basic aquaculture pond material selection and design;  general planting and irrigation layout and methods.  Additional analysis of aquaculture and agriculture data related to the specific location with its climate conditions is required  before final stocking and planting densities can be defined and initial water flow rates and irrigation plans can be finalized.    In addition date from initial operations may dictate changes in design and size of various components.

The Company’s initial concepts, designs and ideas are developed from existing industry practices to some extent and further refinement of designs requires the use  of Data which the Company expects to obtain from its first Energy Cell  which it expects to put in place with the proceeds from this offering.  (See “Plan of Operation”)  The Company expects that it  will be able to accomplish this but there is no assurance that it will gain sufficient data and experience from the first Energy Cell or that sufficient funds will be available to complete the first Energy Cell and continue in operation until the Company becomes financially viable or in fact that the basic idea will perform as expected.

The Company relies on unpatented proprietary know-how and other trade secrets of its Energy Cell , and employs various methods, including confidentiality agreements with employees and consultants, customers and suppliers to protect our know-how and trade secrets.  However, these methods may not afford complete protection and there can be no assurance that others will not independently develop the know-how and trade secrets or develop better production methods than us.  Further, we may not be able to deter current and former employees, contractors and other parties from breaching confidentiality agreements and misappropriating proprietary information and it is possible that third parties may copy or otherwise obtain and use our information and proprietary technology licensed, without authorization or otherwise infringe on our intellectual property rights.  Additionally, may license in the future, trade secrets, and similar proprietary rights to third parties.  While we attempt to ensure that our intellectual property and similar proprietary rights are protected when entering into business relationships, third parties may take actions that could materially and adversely affect our rights or the value of our intellectual property, similar proprietary rights or reputation.  In the future, we may also rely on litigation to enforce our intellectual property rights and contractual rights, and, if not successful, we may not be able to protect the value of our intellectual property.  Any litigation could be protracted and expensive and funds may not be available to pursue it.

 Integration of Jatropha, Solar & Aquaculture

The NGE business model addresses the need to replace imported oil as an energy source.   It is designed so that the key components of are all sustainable and renewable.    The Global Energy Plantation  model explains how these three energy components are designed to work symbiotically to contribute to an “energy cell” operation.   Each of the modules can be implemented on separate, non-contiguous sites, but the Company’s design expects them to work best when working in synergy on a single site.   The components of the design consist of:

Solar:

Electrical power is a primary product of the Global Energy Plantation.  Electricity, produced onsite from photovoltaic (“solar cell”) arrays or concentrated solar systems used during daylight hours,  to power all plantation operations including pumps, lighting and processing equipment.  In addition, onsite Diesel-powered generators, fueled by Jatropha, feed into the power grid where it is “banked” under the “net metering” provisions established by the U.S. Energy Policy Act 2005 which requires all public electric utilities to offer net metering on request to their customers.

Fuel:

Jatropha (jatropha curcas)  farm operations are expected to produce fuel oil from seeds and solid pelletized fuel from pressed seedcake. The design plans for fuel oil to extracted onsite and used to power SVO (Straight vegetable Oil) generators which “bank” electricity into the grid. The seedcake can also be used onsite as an organic pesticide and fertilizer for the Jatropha plants.  Additionally, detoxified seedcake, which has superior nutritional content to soybeans, can be utilized onsite as feed for the fish.   We believe that the use of these by products as feed for the fish farm operations will reduce a if not the major cost of aquaculture which is feed.

Fish:

Aquaculture operations are designed to yield a sustainable food source in an environment where live catches decline each year. Processing the fish on site yields both a food fish product and   SFO (Straight Fish Oil) which can be used to power Diesel generators onsite and “bank” electricity into the grid.  Residue from fish processing is sun-dried and used as fish meal.  Fish oil can also used in the nutritional industry. Effluent from the fish tanks and ponds are used to irrigate the Jatropha with a nutrient-rich broth of fertilizer.

PLAN OF OPERATION

The Company’s plan of operation forward includes the steps set out below and assumes the receipt of proceeds from this offering.   To the extent that sufficient funds do not become available from this offering it may be necessary for the Company to seek additional equity or debt financing to complete its Energy Cell plans and to the extent that the company is unable to obtain required funds,  it may not be able to sustain itself.

The Global Energy Plan concept has not been completely developed.  Operations to produce power for our own use or to feed into the power grid have not yet commenced.  Further,  the Company has not produced revenues and does not expect to generate revenues until such time that its first energy plantation is under way and sells products which its expects to produce  (food fish, power, jatopha oil and associated products – See “Business”) into the market.   There is no assurance that sufficient funding will be received by the Company to complete the development and construction  of its Energy Plantation or that its products will be produced or the Company receive revenues.

The Company expects its basic Energy Cell to consist of 40 acres of land, of which approximately 10 acres of land will be utilized by aquaculture and support operations composed of 36 2000 gallon tanks for raising fish and expects to begin production in these tanks with one or more of  the following:   talapia;  catfish; trout and or shrimp.  The remaining 30 acres are allocated to the growing of jatropha curcas along with support operations and a small solar power generation system.

Initial Planning and Construction/Development elements for the Company’s first energy cell include following along with the approximate funds taken up by each element; the length of time to complete each element and the percentage of that element completed to date:

1.

Planning and layout of  its Energy Cell.  Cost: approximately $125,000 requiring 2-6 months to complete of which 15% is complete.  This phase require the assistance from industry consultants.   To the extent that these consultants are not available when needed,   this phase may be delayed.

2.

Investigate and review land prospects including water availability.  Cost:  approximately $30,000 requiring 1-3 months to complete of which 10% is complete

3.

Negotiate land lease or purchase (subject to capital available and prevailing prices in suitable areas)  Cost:  approximately 40,000 per year to lease or $140-600,000 to purchase of which 0% is complete.   To the extent the Company is not able to raise sufficient funds from this offering it may be necessary to obtain borrowed funds for the purchase of suitable land  In the event that capital, borrowed or other mortgage funds are not available,  the company may be required to  enter into lease arrangement for suitable land.    To  the extent that it proceeds with development on leased land,  it will fact the requirement to future rental payments.   There is no assurance that sufficient funds will be available to pay these future payments in which case the Company could lose funds invested in the property.

4.

Investigate available sources of local farm help and farm managers and negotiate farm management contract(s).  Cost:  approximately $10,000 requiring from 1-6 months of which 0% is complete.   This phase is related to the  location of the land used and is subject to the Company being able to identify the property to be used before this phase can begin.

5.

Identify and obtain initial equipment and  negotiate  construction and fabrication contacts for farm components and address any  land mediation required:  Cost:  $25,000 requiring from 3-6 months of which 0% is complete.  This phase subject to identification of the particular land to be used.

6.

Proceed with land preparation and construction of fish tanks and supporting infrastructure  Cost:  $300,000 requiring from 3-6 month of which 0% is complete.  This phase is the principal construction phase of the first energy cell project and may require local building permits.   To the extent such permitting process is delayed by the local government,  the completion of the Energy Cell project will be delayed.

7.

Identify and acquire initial plants or seeds for jatropha planting and initial feedstock for the aquaculture operation. Identify   initial fish food sources and proceed with initial planting and stocking of fish ponds.  Cost:  $200,000 requiring 2-4 months to complete of which 5% is complete.

8.

Negotiate  initial solar power system and generator equipment contracts.  Cost: $20,000 (excluding the cost of the system) requiring 2-5 months of which 5% is complete.  This phase is not required to initiate planting or aquaculture operations and will not delay the other phases.   To some degree,  the cost of these systems is dependent on the particular location and the availability of agreements with the local power company for the purchase of excess power.     Power generally can be generated for internal use without grid connection or can be connected to the grid allowing excess power to be sold to the power company.  There is no assurance that the property that is utilized will be located in an area where power can be sold to the power company.    In such case the Company would receive no revenue from the sale of power directly and would end up generating power for its own use only.    These Solar power systems would cost $500-800,000.   To the extent that funds are not available,  this element of the company’s business may be delayed.

Management expects that a single energy cell will cost at least $717,250 more than what has been done.

The Company expects to be able to complete these steps and begin and continue operations  18 months assuming the receipt of the maximum proceeds from this offering or like amounts from other sources.  There is no assurance that funds in this amount will be available to the Company and in that event, the Company may not be able to complete  its first energy cell operation or to earn revenue.

The completion of each of the steps set out above is dependent upon receipt of funds in the amounts stated from this offering or equivalent amounts from other sources.   To the extent that receipt of funds if delayed or to the extent that they are not received, completion of the business plan may be delayed  or not completed at all.

To the extent that the Company is able to complete these development stages at or below  the cost set out above, it should be able to complete its first energy cell  with the proceeds from this offering on leased land (or purchased land using third party mortgage financing to the extent it can be obtained by the company) and utilizing jatropha oil fueled power generation or power from the grid.  To the extent that costs of development  exceed the amount the Company receives  from the offering or equivalent amounts from other sources, it will be necessary to the Company to raise additional capital.   There is no assurance that adequate money will be raised from the offering or that the Company will be able to complete the development of  its energy cell at the  lower end of the cost ranges set out above.   To the extent that funds are not available for this offering or other sources,  the Company will not be able to complete its business plan.

Subject to funding as described above,  the Company expects to complete the development of its first energy cell with 18 months of the date funds first become available.

The Company’s business plan can be successful without the completion of the solar power system component through the use of electricity from the grid or through jatropha oil fueled diesel power  generation.   To the extent that funds are not available,  the Company may elect to complete its energy cell development without the solar energy component of the plan.

The Company has not operated an Energy Cell as of the date of this Prospectus and there is no assurance that it will be able to achieve these results or receive any revenue from operations.

In order for the Company to expand operations beyond the first energy cell,  when and if it is completed,   it will be necessary for the Company to raise additional capital.  There is no assurance that either the first energy cell will be successful or that the Company will be able to raise any additional capital.

As part of the initial planning and construction/development phases for the Company’s business, the Company’s officers and directors have gathered data and reviewed material from industry experts, reviewed designs and operations of facilities in aquaculture, jatropha and solar power operation.   The Company expects during the initial planning phase to hire on a contract basis a farm manager/consultant and or industry consultant and a fish farm manger/consultant.   The Company does not presently have any of these individuals under contract and there is not assurance that they will be available when required by the Company, in which cash its jatropha planting and fish farming operations and the revenue therefrom may be delayed.

 Jatropha Products and Production (cuttings, oil, seedcake):

The Company’s energy cell has been designed so that 30 acres of the 40 acres for the cell are allocated to the growing of jatropha.  Products from  jatropha cultivation which the Company expects to sell, include:  cuttings, jatropha oil and seedcake.

Once per year, the Company expects to prune its jatropha trees and subject to market demand, sell cuttings from the trees to other growers beginning after 12-18 months after planting.  The Company’s expected planting density is 1000 trees per acre and expected yield of 30-50 cuttings per tree.  It expects to sell cuttings at a price of between $2 and $3 each.   This is subject to the production of the plants.     In addition there is no assurance that a market will exist for the cuttings when they are harvested,  at what price they can be sold or whether this  density and yield will be achieved.  In addition,  if the opportunity arises the Company may elect to plant its own cuttings to increase its plant inventory in which case no revenue would  be received from the sale of cuttings.   The Company believes that a market exists for cuttings however there is no assurance that a market will exist for the total number of cuttings that could be produced based upon the number of trees and the planting density which at $2 per cutting would be $1,800,000 per year.    The Company expects to begin selling cuttings from its jatropha plants beginning 12 months from planting   and believes that it reasonable to expect  revenues in the initial year of approximately $60,000 or more subject to the market

In addition the Company expects to sell Jaropha Oil.  From the Company’s  review of industry information and data including studies conducted under the  Daimler Chrysler/ University of Hohenheim, Stuttgart/World Bank project study, the Company expects its jatropha oil production within three years of cultivation to be at between 600-1200 gallons per acre depending upon weather and progress of the growth of the jatropha trees, which it expects to sell at market with prices that vary from $3-4 per gallon.  The Company expects to harvest its initial crop of seeds and process them into oil within 24-36 months of planting with sales of Jatropha  oil beginning the third year after planting of between $ 54,000 and $144,000 per year.

A third jatropha based product which the Company expects to sell is “seed cake”  or the remains from the jatropha berry after they are crushed to remove the oil.   There remains are a nitrogen rich material used for fertilizer.  From the Company’s research,  it expects to collect approximately 1-1.2 tons of seed cake per acre which has seen recent pricing at $100-310 per ton or a total of $3,000-11,600  per year for the 30 acres of jatropha production in the Energy Cell.  There is no assurance that either a market will exist for either of these products when the company is able to produce them or at price they can be sold.   In addition, there is no assurance that the Company will be able to achieve the yields set out above.  In the event that nitrogen fertilizer is required for the Company’s crops,  it may elect to utilize the seed cake for its own use.  In which case the amount of revenue from the sale of seedcake would be reduced or eliminated.

The Company believes that’s its variable operating costs for its jatropha product production will equal approximately $36-50,000  per year.  There is not assurance that the Company will be able to achieve these levels off revenue or costs and to the extent that they vary,  the revenue numbers  may be less.

Fish Production:

The Energy Cell site preparation will include the initial fish ponds which the company expects to stock within 30 days after completion.  The Company expects and average of two production cycles per year beginning 12 months after completion resulting in estimated production of 50,000 pounds per year for each Energy Cell base unit.  (36  2000 gallon ponds)  The land allocation for each unit of 40 acres with 10 acres allocated for aquaculture will accommodate up to three additional units.  Based upon the availability of capital and the performance of the initial unit the Company may elect to proceed with these additional unit.   There is no assurance that the initial performance of this aquaculture component will be positive or that funds will be available for expansion if it is.

The Company expects that the initial variable and fixed costs including: i) stocking  ii) feed  iii) electricity  iv) labor  v) facility and vi) delivery will be approximately $1.32 per pound of fish produced.    The Company believes that the current price of live food fish of the type that the Company expects to raise, per pound, ranges from $1.50-3.00 per pound although there is not assurance the Company will be able to sell  its fish at the prices or that any market will be available when the fish are ready for sale.

The Company expects to begin receiving revenue from the sale of fish during this same period beginning 12 months from completion and stocking of the ponds, in the approximate amount of $ 75,000-150, 000 .  There are presently no sales of these products and there is not assurance that the Company will be successful in earning revenue from either source.  The Company expects direct operating costs of $60-70,000 per year for operations on the fish farm portion of the Energy.

Electric Power Production:

To the extent the Company elects to or is required to generate its own electric power for operations due to location or finds it more economical for its own use or to sell into the grid,   it may elect to use unprocessed jatropha oil to  power an on site diesel generator(s).   For instance, Deutz diesel powered generator(s) that operate on unprocessed oil produce approximately 12 kW of electric power  using about one gallon of jatropha oil.  Assuming the jatropha oil production levels referred to above, the production from one acre  would equal a total of approximately 7200-14,400 kW of electricity.  (according to the US Energy Information Administration the average US household uses 10.6 kW of electricity per year).  Current feed in tariffs (the amount which commercial power companies pay for electricity feed back in from customers) vary  widely from state to state and area to area from approximately S0.06 to $0.25 per KW.  This would equate to from $432-3,600 per acre of jatropha production for electity locally produced.  There is no assurance that these results will be achieved by the Company as they are dependent on various results discussed being achieved by the Company.

To the extent that the Company undertakes development of its Energy Cell but is unable to obtain necessary  funds to carry these crops to commercial viability, the Company’s crop  may be lost

To the extent that weather or crop damage from other sources causes a delay in the production of jatropha,   it may be necessary for the Company to raise additional funds.

The major variables associated with the Energy cell are:   quantity produced;  costs of production, available market and price received for the product.      There is no assurance that the Energy Cell Concept will generate the results that the Company anticipates or that one or more of these variables may result in insufficient revenue to continue in operation without the need for additional capital.

MARKET FOR PRODUCTS & SERVICES:

The marketing and sale of the company’s products is subject to successful completion and performance of the Company’s Energy Cell Concept and as such the Company has not yet entered any of these markets and there is not assurance that expected production levels will be achieved or that there will be any revenues forthcoming.

Electricity:

A primary market opportunity for the Company is to provide electric power   generated onsite from both solar power systems and onsite diesel-powered generators fired by renewable, sustainable biofuel, Jatropha oil.   The Company expects that excess power over what it uses will be sold through net metering agreements and/or power purchase agreements with commercial power providers.   These agreements are generally site specific and the Company does not yet have any such agreements in place and there is not assurance the sufficient power will be produced to sell.

Food Fish:

The Company believes that the primary market advantaged aquaculture product in the US is the sale of live fish and shrimp, and non frozen fish fillets, limiting preferred geographic locations to those near major market areas where established markets now exist.  To the extent the market dictates,  the Company may enter the frozen fish fillet market.  Although the Company believes that there is a significant market for the fish that it expects to produce,  it does  not have any purchase agreements or sales arrangements in place and whether or not the fish can be sold and at what price will be subject to market conditions at the time of the sale.  There is no assurance that either a market will exist or that the price paid will  produce a profit or even be sufficient to cover costs at that time.

Jatropha Oil:

 The oil extracted from the kernels of the Jatropha seed by an expeller press, after filtering, can be burned without any further processing in a Lister Diesel engine. The oil can also be used as the feedstock for bioDiesel after undergoing the transesterfication process. The waste product, glycerin, can be used to fire a glycerin-powered generator, or sold into the pharmaceutical industry.   Location and size of productive crops will determine whether the Company processes the oil onsite in a portable transesterfication plant, hauls the oil to  a processing plan or simply wholesales the oil to a biodiesel processor.

Seed Cake:   The pressed seed cake, a byproduct of the oil extraction process from jatropha, is continuously extruded from the expeller press as pellets, which can be used as a solid fuel to fire an external combustion engine. Steam engines, mini-turbines and organic rankine cycle engines can all be used, on site, to contribute to power generation.   In addition, seedcake pellets can also be used onsite as an organic fertilizer or an organic pesticide. External markets, off the plantation, exist for these organic products.   As well, Jatropha seed cake which has been pressed into pellets can be detoxified, using a process developed by the University of Hohenheim, to yield a feed with higher nutritional content than soybeans. This feed can be used onsite to supplement.    To the extent that all of these uses and possible markets require the production of Jatropha,   It will require such production in order for the Company to realize revenue from any of these sources.     The Company does not yet have any agreements or markets in place for any of these seed cake products.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

            The Company is currently pursuing the planning stage of its business plan with a current rate of cash outlays for operating expenses (“burn rate”) of about $1,000 per month.  Non cash contributions are being made by management and it would expect to continue at this rate of operation for more than 12 months without raising any additional capital.   These non cash contributions include administrative services,  office space, telephone, computer use and other ordinary and necessary business services involved in company operations.   There are no written agreements in place to continue these contributions and the Company believes that it could continue its rate of operations for six months with or without further management contributions. .   Management has negotiated a loan agreement (see below) which would provide funds for it to continue at an increased rate of operation for more than 12 months without additional funding.   As of April  30 , 2012 the Company has drawn down  $90,000 in proceeds from the loan with $10,000 in addition loan proceeds yet to be drawn down.      In the event we raise $375,000 from this offering, the Company will increase the level of its operations over the current pace that it is pursuing the planning stage of its plan.   It will satisfy our cash requirements for the next 12 months at this increased level of operation.  With this minimum capital, we intend to complete the design of the Energy Cell Concept including specification of software and equipment, site selection for the first energy cell operation and   website development used in conjunction with its operation.

The Company expects its basic Energy Cell to consist of 40 acres of land, of which approximately 10 acres of land will be utilized by aquaculture and support operations composed of 36 2000 gallon tanks.   We expect to begin production in these tanks with one or more of  the following:   talapia;  catfish; trout and or shrimp.  The remaining 30 acres are allocated to the growing of jatropha curcas along with support operations and a small solar power generation system.

Initial Planning and Construction/Development elements include following along with the approximate funds taken up by each element; the length of time to complete each element and the percentage of that element completed to date:

1.

Planning and layout of  its Energy Cell.  Cost: approximately $125,000 requiring 2-6 months to complete of which 15% is complete.  This phase require the assistance from industry consultants.   To the extent that these consultants are not available when needed,   this phase may be delayed.

2.

Investigate and review land prospects including water availability.  Cost:  approximately $30,000 requiring 1-3 months to complete of which 10% is complete

3.

Negotiate land lease or purchase (subject to capital available and prevailing prices in suitable areas)  Cost:  approximately 40,000 per year to lease or $140-600,000 to purchase of which 0% is complete.   To the extent the Company is not able to raise sufficient funds from this offering it may be necessary to obtain borrowed funds for the purchase of suitable land  In the event that capital, borrowed or other mortgage funds are not available,  the company may be required to  enter into lease arrangement for suitable land.    To  the extent that it proceeds with development on leased land,  it will fact the requirement to future rental payments.   There is no assurance that sufficient funds will be available to pay these future payments in which case the Company could lose funds invested in the property.

4.

Investigate available sources of local farm help and farm managers and negotiate farm management contract(s).  Cost:  approximately $10,000 requiring from 1-6 months of which 0% is complete.   This phase is related to the  location of the land used and is subject to the Company being able to identify the property to be used before this phase can begin.

5.

Identify and obtain initial equipment and  negotiate  construction and fabrication contacts for farm components and address any  land mediation required:  Cost:  $25,000 requiring from 3-6 months of which 0% is complete.  This phase subject to identification of the particular land to be used.

6.

Proceed with land preparation and construction of fish tanks and supporting infrastructure  Cost:  $300,000 requiring from 3-6 month of which 0% is complete.  This phase is the principal construction phase of the first energy cell project and may require local building permits.   To the extent such permitting process is delayed by the local government,  the completion of the Energy Cell project will be delayed.

7.

Identify and acquire initial plants or seeds for jatropha planting and initial feedstock for the aquaculture operation. Identify   initial fish food sources and proceed with initial planting and stocking of fish ponds.  Cost:  $200,000 requiring 2-4 months to complete of which 5% is complete.

8.

Negotiate  initial solar power system and generator equipment contracts.  Cost: $20,000 (excluding the cost of the system) requiring 2-5 months of which 5% is complete.  This phase is not required to initiate planting or aquaculture operations and will not delay the other phases.   To some degree,  the cost of these systems is dependent on the particular location and the availability of agreements with the local power company for the purchase of excess power.     Power generally can be generated for internal use without grid connection or can be connected to the grid allowing excess power to be sold to the power company.  There is no assurance that the property that is utilized will be located in an area where power can be sold to the power company.    In such case the Company would receive no revenue from the sale of power directly and would end up generating power for its own use only.    These Solar power systems would cost $500-800,000.   To the extent that funds are not available,  this element of the company’s business may be delayed.

Management expects that a single energy cell will cost at least $717,250 more than what has been done.

The Company expects to be able to complete these steps and begin and continue operations for from 12-18 months assuming the receipt of the maximum proceeds from this offering or like amounts from other sources.  There is no assurance that funds in this amount will be available to the Company and in that event, the Company may not be able to complete  its first energy cell operation or to earn revenue.

The completion of each of the steps set out above is dependent upon receipt of funds in the amounts stated from this offering or equivalent amounts from other sources.   To the extent that receipt of funds if delayed or to the extent that they are not received, completion of the business plan may be delayed  or not completed at all.

To the extent that the Company is able to complete these development stages at or below the cost  set out, it should be able to complete its first energy cell  with the proceeds from this offering on leased land (or purchased land using third party mortgage financing to the extent it can be obtained by the company) and utilizing jatropha oil fueled power generation or power from the grid.  To the extent that costs of development  exceed the amount the Company receives  from the offering or equivalent amounts from other sources, it will be necessary to the Company to raise additional capital.   There is no assurance that adequate money will be raised from the offering or that the Company will be able to complete the development of  its energy cell at the  lower end of the cost ranges set out above.   To the extent that funds are not available for this offering or other sources,  the Company will not be able to complete its business plan.

Subject to funding as described above,  the Company expect to complete the development of its first energy cell with 18 months of the date funds first become available.

The Company’s business plan can be successful without the completion of the solar power system component through the use of electricity from the grid or through jatropha oil fueled diesel power  generation.   To the extent that funds are not available,  the Company may elect to complete its energy cell development without the solar energy component of the plan.

            If we raise 25% of the maximum offering, we will be able to fully design and begin the equipment selection process for the Energy Cell and to develop the website associated with the Company.

            If we raise 50% of the maximum offering, we will be able to complete the design of the Energy Cell Concept including specification of software and equipment, site selection including lease for the first energy cell operation and   website development used in conjunction with its operation.   As well we would be able to go ahead with final planning including request for proposals for  initial land improvements and construction of the initial fish tanks and initial planting.

            If we raise 100% of the maximum offering, or $825,000, we will be able to install and Beta test our first Energy Cell.  Management expects that a single energy cell will cost at least $717,250 more to complete.

           Because we are increasing the level of development of the first Energy Cell based upon the amount of money received there should not be a need to raise additional funds within the first 12 months after this offering.  However, we are an early stage development company and expect to invest available capital in building the Company’s capital infrastructure.   As a result, we expect to have significant losses in the future.   We also expect to require a substantial amount of additional capital to expand our network beyond the initial stages.

While we believe that we will have the capital upon completion  of this offering  to sustain operations and development for the next 12 months, the development and expansion of our business to commercially viable levels will require the commitment of additional resources to implement our business plan which we may not have anticipated. Currently, we have no established bank-financing arrangements. Therefore, if we are unable to realize proceeds from this offering,  it is likely that we may need to seek additional financing through loans, subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.  The Company is currently pursuing the planning stage of its business plan with a current rate of cash outlays for operating expenses (“burn rate”) of about $1,000 per month. The Company’s current burn rate includes limited progress toward its business plan and in the event that no or limited funds are raised from this offering or from other sources,  the Company will likely not be able to complete its business plan or generate revenues.  As of April 30, 2012, the Company had $43,745 in cash on hand.  The Company’s expected rate of cash outlays for operating expenses or burn rate is subject to the availability of capital received from this offering or other sources and directly impacts the speed with which it will implement its business plan.  In the event that the Company receives half of the total proceeds from this offering it would expect its monthly burn rate to be approximately $15-20,000 plus third party project expenditures referred to below.   In the event that it receives all of the proceeds from this offering,  it would expect this expenses to be $20-30,000 per month plus third party project expenditures.  (See “Use of Proceeds”).   Management expects to require form $ 500 ,000 to execute its business plan during the 12 months  following the date of this prospectus and an additional $ 217,250 for the 6-12 months following the first 12 months (see “Plan of Operation”).            Regardless of the amount of proceeds from this offering, we do not expect any significant purchases of equipment other than business specific equipment or any significant changes in the number of employees, as we will utilize independent contractors, consultants, and other non-employee personnel.

The Company has entered into a Loan Agreement with Bio-Global Resources, Inc., a private unrelated company in the amount of $100,000 due January 20, 2014 with interest at the rate of 2.95% per annum.   As of April 30 , 2012, the Company had drawn down than 9 0% of the face amount of the Loan.    Bio-Global Resources, Inc. is entitled to convert any amounts outstanding on the loan after 180 days from January 2, 2012 into the Company’s common stock at the rate of $1.00 per share.  In addition, to the extent funds are drawn against this Loan Agreement, Bio-Global Resources, Inc. is entitled pro rate to a number of warrants to purchase common shares at a price of $1.00 per share until January 20, 2015.   There is no assurance that the Company will draw down additional funds against this Loan Agreement or that they will be available if requested.

            We are not a "blank check" company as that term is defined in Rule 419 of Regulation C of the Securities Act of 1933, as we have a specific business plan or purpose and if the amounts set out above are raised, we do not expect to merge with or acquire a private company to be used as a vehicle for a reverse acquisition in the next 12 months.

            We depend upon capital to be derived from this offering. There can be no assurance that we will be successful in raising the capital we require.

            We have not generated any revenue since our inception. We are considered to be a development stage company, and are dependent upon the raising of capital through placement of our securities. There can be no assurance that we will be successful in raising the capital we require through the sale of our securities.

Legal Proceedings

                The Company is not subject to any pending litigation, legal proceedings or claims.

MANAGEMENT

Executive officers, key employees and directors

                Currently, we have two part time employees John Potter who is President and Director and Perry West, who is Chairman and Vice President and Secretary.   In the future, we may add to our board. In general, the members of our board of directors will serve until the next annual meeting of stockholders, or until their successors have been elected. In general, the officers serve at the pleasure of the board of directors.

Our executive officers, key employee and director are:

The following is a brief description of the background of our officers and directors.

Name:	Age:	Position:
John Potter	68	President and Director

Perry D. West	64	Vice President, Secretary, and Chairman of the Board of Directors

    John Potter, President and Director

 Mr. John Potter has been President and Director since January 26, ,2012.  In addition,  Mr. Potter is an independent management consultant since 2008.   Mr. Potter was from 1998 to 2008 Chief Executive Officer of Med-Tech Systems International Inc., a leading producer of clinical-grade personal air sterilization devices. Prior to that, in  1994 he was  founder of Airtech International Corporation, a publicly traded company on NASDAQ and maker of air sterilization equipment. Mr. Potter began his business career with Xerox Corporation  where he advanced from sales analyst to federal government accounts manager. Concluding five successful years at Xerox, he joined Atlantic Pacific Leasing, a division of Wells Fargo Company. There, he progressed from director of the southern region to national sales manager. Potter has served on numerous Boards and has conducted seminars on global trade in Hong Kong and China. In addition he has been an officer and director of GETG, Inc. a private alternative energy company.  Prior to his business career Mr. Potter was an airborne infantry officer in the United States Army.   Mr. Potter was chosen as an officer and director because of his experience in developing and growing small publicly traded companies as well as his sales and general business experience and management expertise gained from employment with  some of the  nations leading companies.

                Perry D. West, Vice President, Secretary and Chairman of the Board of Directors

                Mr. West has been Chairman , VP and Secretary of the Company since its inception.   During the last five years,  he has been engaged in the practice of law as well as being a Director of VoiceLift, Inc.,  a business VoIP telephone company.   Formerly, he was Chairman and Chief Executive   Officer of Interactive Technologies Corporation; a NASDAQ listed Technology Company developing interactive digital media and interactive television.  Earlier, he served as Vice Chairman and Executive Vice President/General Counsel of American Financial Network, another NASDAQ company.   Mr. West was previously Chairman  of  the  Board and  Chief  Executive  Officer of Cambridge Energy Corporation, a public oil and gas Exploration and Production company;  he is a  former partner in the  consulting firm of  Cambridge  Equity, Inc. an international business consulting firm.   Mr. West has been director and officer of a number of small private companies including Nanogen Power Systems, LLC,  a concentrated solar power company,  Homeport, LLC, a  financial products developer;   GETG, Inc., an alternative energy company, TriMark Explorations, Ltd. a mining company and Highlight Networks, Inc. a small public company engaged in wireless network development.   Mr. West was admitted to the practice of law in Florida in 1974.  He was graduated with a Bachelor of Arts degree from The Florida State University in 1968 and with a Juris Doctorate degree from The Florida State University College of Law in 1974.  He was graduated from the Army Engineer Officer Candidate School and served as an officer with the United States Army Security Agency.   Mr. West was selected as an officer and Director of the Company based upon his considerable experience with growth and development of early stage companies, both public and private including general management and technology development and growth.

Executive Compensation

                We have made no provisions for cash compensation to our  officers and directors as of the date of this filing other than for professional fees for Mr. West.

Employment Agreements

                We have not entered into an employment agreement with our either of our employees or any consultants, and employment arrangements are all subject to the discretion of our board of directors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

                Our articles of incorporation and bylaws indemnify our directors and officers to the fullest extent permitted by Wyoming corporation law. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, and controlling persons, we are aware that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following table presents certain information regarding beneficial ownership of our common stock as of June 7 , 2012 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each named executive officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name	Number of shares of Common Stock	Percentage of voting control
Directors and Executive Officers

John Potter*	750,000	42.85%
Perry West	1,000,000	57.15%

All Directors and Executive Officers as a group	1,750,000	100.00%

*375,000 shares are in Mr. Potters name and 375,000 shares are in the name of his daughter Susan Potter

The address of the Company is 215 S. Riverside Drive, Suite 12, Cocoa, Florida  32922.

CERTAIN TRANSACTIONS

                In connection the organization of the Company issued 1,000,000 shares of restricted common stock to Perry West for $1,000.00 and 750,000 shares of restricted common stock to John Potter $750.00.

The Company has entered into an agreement with Mr. West for legal services associated with the filing of this Registration Statement and for additional work associated with  the filing of a form 211 with the Financial Industry Regulatory Authority.  Mr. West’s fee for these services is $60,000 which the Company believes to be consistent with fees charged by other firms for these services.   This agreement is filed as an Exhibit.

DESCRIPTION OF CAPITAL STOCK

                Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share.   As of January 30, 2012, there were 1,750,000 shares of our common stock issued and outstanding.  If all of the shares in this offering are sold, there will be 1,950,000 shares of common stock. If 25% of the offering is sold, there will be 1,800,000 shares of common stock outstanding. If 50% of the offering is sold, there will be 1,850,000 shares of common stock outstanding.   All material provisions of our capital stock are summarized in this prospectus. We have filed copies of these documents as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

                All holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. All common stockholders have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. All holders of common stock are entitled to receive dividends and other distributions when, as and if, declared by the board of directors out of funds legally available. Stockholders should not expect to receive any cash dividends on their shares in the foreseeable future.

                Upon our liquidation or dissolution, all holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after providing for each class of stock, if any, having preference over our common stock. Our common stockholders have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

                Our common stock has no preemptive rights. The absence of these rights could, upon our sale of additional shares of common stock, result in the dilution of each stockholder's percentage ownership. Preemptive rights generally are not used in modern corporations because they delay, complicate and increase the cost of financing by the sale of stock or convertible securities.

Lack of Trading Market for Securities

                The Company’s Units, common stock and warrants are not listed or quoted at the present time. Upon completion of this offering, we plan to obtain a sponsoring market maker to file Form 211 with the Financial Industry Regulatory Authority ("FINRA") for approval to have our common stock and not our Units or warrants quoted on the OTC Bulletin Board. The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.  Although the OTC Bulletin Board is not a stock exchange, but rather, a market maker driven quotation service, quotation on the OTC Bulletin Board would afford our shareholders the opportunity to sell their securities in a public market providing them with liquidity, though not comparable to the liquidity afforded to NASDAQ or exchange listed securities. Additionally, because OTC Bulletin Board stocks are usually not followed by analysts, there may be significantly lower trading volume than for NASDAQ-listed or exchange listed securities.

                We do not plan to take any steps to engage a sponsoring market maker any earlier than 60 days prior to the completion of the offering.  We believe that it will require at least 60 days to make application to have our securities quoted on the OTC Bulletin Board.  There is no assurance that we will be able to obtain a sponsoring market maker to file Form 211 and there is no assurance that if the Form 211 were filed that approval would be granted so that our securities would be permitted to trade on the OTC Bulletin Board. Therefore, there can be no assurance that a public or trading market for our common stock and or our warrants will ever develop.  And, if a public market for shares of our common stock does develop, there can be no assurance that they can be resold at the offered price, or that a public or trading market for our securities may be sustained even if developed.

Penny Stock Status

                If and when we create a market for our common stock, and if the market price of our common stock declines below $5.00, it will be considered a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This will make it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

Prior to the transaction:

•

to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives.

•

 to reasonably determine, based on that information, that transactions in penny stocks are suitable for the person.

•

that the person has sufficient knowledge and experience in financial matters.

•

 that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks.

•

the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person.

•

the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions in a penny stock.

 After the account is opened, but prior to transaction:

•

the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

•

the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker-dealer, other than a person whose function is solely clerical or ministerial.

•

unless exempted by the rules, the broker or dealer is required to send to the customer a written statement containing the identity and number of shares or shares of each such security and the estimated market value of the security.

                Imposing these reporting and disclosure requirements on a broker or dealer makes it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers unless the broker or dealer complies with such requirements. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for our securities.

PLAN OF DISTRIBUTION

                The offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter or broker. We will offer the shares directly to investors through our officers and directors, who will offer the shares by prospectus filed with the SEC, to friends, business associates and contacts, and by direct mail to investors who have indicated an interest in our company. Officers and Directors may make sales, on our behalf and will be relying on the exemption provided by Rule 3(a)4-1 under the Securities  Exchange Act of 1934,  which permits him to sell securities under certain circumstances without registration as a securities broker.  Officers and Directors will not receive any commissions or other remuneration based either directly or indirectly on transactions in our securities for his efforts in making any such offers or sales. None of the Offices and Directors are  registered broker-dealers or  affiliates of a broker-dealer. Furthermore, Officers and Directors shall conduct his selling activity in accordance with paragraph (a)(4)(ii) of Rule 3(a)4-1,  in that he primarily performs substantial duties for the issuer other than in connection with transactions in securities; he is not a broker or dealer nor has he been affiliated with a broker or dealer in the last 12 months; and he does not participate in selling an offering of securities more than once every 12 months other than as permitted under Rule 3(a)4-1. Further, none of the Officers and Directors are  associated person of a broker or dealer.

                The offering will begin on the date of this prospectus and remain open until June 30, 2013 unless the maximum proceeds are received earlier or we decide to stop selling our securities.  We may stop selling our securities due to a lack of investor interest, unfavorable market conditions or other unforeseen events.

                We reserve the right to reject any subscription in whole or in part or to allot to any prospective investor less than the number of shares subscribed.  We reserve this right to reject any subscription to prevent ownership of our securities by individuals or entities that may not be in our best interest.

                The shares in this offering are being sold under a "best efforts, no minimum" basis.  Therefore, there is no requirement that we must sell a specified number of shares before the proceeds of the offering become available to us. We may sell only a nominal amount of shares and receive only minimal proceeds from this offering. We will not escrow any of the proceeds received from the sale of shares before we terminate the offering. Upon acceptance of a subscription, the proceeds from that subscription will be immediately available for our use and subject to creditors claims, if any.  The investor will have no assurance that we will sell all or any part of the remaining shares offered.

SHARES ELIGIBLE FOR FUTURE SALE

                Upon completion of this offering, we will have a maximum of 1,750,000 shares of issued and outstanding common stock.  The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate." "Affiliate" is defined by the Securities Act and specifies whether certain shares are subject to the resale limitations of Rule 144 promulgated under the Securities Act.

                Generally, shares of stock owned by insiders, officers, directors and those individuals who purchased shares in private transactions are restricted securities and may be sold under Rule 144, in brokerage transactions and or market maker transactions, after one year provided they comply with the Rule 144 volume limitations. Under Rule 144, sales in a three-month period are limited to an amount equal to the greater of either one percent of our issued and outstanding common stock or the average weekly trading volume of the common stock during the four weeks prior to such sale.

                There will be approximately 1,750,000 shares of stock that are restricted securities as that term is defined in Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the shares of common stock.

LEGAL MATTERS

                Perry Douglas West, Esq. of  P.O. Box 427 , Cocoa, Florida  32923, our  counsel, will pass on the validity of the common stock  being offered by us.  Mr. West is an officer, director and major shareholder of the Company.

EXPERTS

                Michael F. Cronin, independent registered public accountant, has audited our financial statements to the extent and for the periods set forth in his report. Our financial statements are included in this prospectus in reliance upon his report, given upon his authority as an expert in accounting and auditing.

AVAILABLE INFORMATION

                We have filed with the Securities and Exchange Commission a registration statement on Form S-1/A under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

                The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's  public reference facilities at 100 F Street NE, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

  We will furnish to our shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Michael F. Cronin
Certified Public Accountant
Orlando, Florida

Board of Directors and Shareholders
New Global Energy, Inc.
Cocoa, FL

I have audited the accompanying balance sheet of New Global Energy, Inc. as of January 31, 2012 and the related statements of operations, stockholders' equity and cash flows for the period of January 24, 2012 (inception) to January 31, 2012. The financial statements are the responsibility of the directors. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Global Energy, Inc. as of January 31, 2012 and the results of its operations, its cash flows and changes in stockholders' equity for the period of January 24, 2012 (inception) to January 31, 2012 in conformity with accounting principles generally accepted in the United States.

February 20, 2012

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant
Orlando, FL

New Global Energy, Inc.
Balance Sheet
(A Development Stage Company)
January 31,
2012

Assets
Current assets
Cash	$6,750
Prepaid expenses	0
Total current assets	6,750

Total Assets	$6,750

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable-trade	$0
Accrued expenses	0
Due to related parties	199
Current portion of long term debt	0
Total current liabilities	199

Convertible note payable	5,000

Stockholders' Equity:
Common stock-100,000,000 authorized $0.0001 par value
1,750,000 issued & outstanding	175
Additional paid-in capital	1,575
Deficit accumulated during development stage	(199)
Total Stockholders' Equity	1,551

Total Liabilities & Stockholders' Equity	$6,750
See Summary of Significant Accounting Policies and Notes to Financial Statements.

New Global Energy, Inc.
Statement of Operations
(A Development Stage Company)	Inception (Jan 24, 2012) to Jan 31, 2012

Revenue	$0

Costs & Expenses:
General & administrative	199
Interest expense	0
Total Costs & Expenses	199

Loss from continuing operations before income taxes	(199)
Income taxes	0

Net Loss	($199)

Basic and diluted per share amounts:
Continuing operations	Nil
Basic and diluted net loss	Nil

Weighted average shares outstanding (basic & diluted)	1,750,000
See Summary of Significant Accounting Policies and Notes to Financial Statements.

New Global Energy, Inc.
Statement of Cash Flows
(A Development Stage Company)
Inception (Jan 24, 2012) to Jan 31, 2012

Cash flows from operating activities:
Net Loss	($199)
Adjustments required to reconcile net loss
to cash used in operating activities:
Expenses paid by related parties	199
(Increase) decrease in current assets	0
Increase (decrease) in accounts payable & accrued expenses	0
Cash used by operating activities:	0

Cash flows from financing activities:
Proceeds from issuance of common stock	1,750
Proceeds of convertible note advances	5,000
Cash generated by financing activities	6,750

Change in cash	6,750
Cash-beginning of period	0
Cash-end of period	$6,750
See Summary of Significant Accounting Policies and Notes to Financial Statements.

New Global Energy, Inc.
Statement of Stockholders' Equity
(A Development Stage Company)

	Common Stock
	Shares	Common Stock	Additional paid-in capital	Deficit Accumulated During Development Stage
Inception January 24, 2012	0	0	$0	$0
Stock issued for cash	1,750,000	175	1,575
Net Loss				(199)
Balance at January 31, 2012	1,750,000	175	$1,575	($199)
See Summary of Significant Accounting Policies and Notes to Financial Statements.

NEW GLOBAL ENERGY, INC.

(A DEVELOPMENT STAGE COMPANY)

BACKGROUND AND
SIGNIFICANT ACCOUNTING POLICIES

JANUARY 31, 2012

The Company

Organizational Background:  New  Global Energy, Inc., a Wyoming corporation formed January 24, 2012 (“NGE” or the “Company”)  is focused on the development of it Global Energy Plantation (“GEP”) using its Global Cell concept which combines alternative energy production, sustainable agriculture and aquaculture.   It uses non centralized power plants, primarily concentrated solar power (CSP), Jatropha based biofuels and aquaculture operations to produce power for its own use and to feed into the power grid serving local power needs while producing farm grown fish and shrimp as food products.  NGE is a development stage company with executive offices located in Brevard County, Florida.

Significant Accounting Policies

Basis of Presentation: The financial statements have been presented in a “development stage” format. Since inception, our primary activities have been raising of capital and obtaining financing. We have not commenced our principal revenue producing activities.

Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Property and Equipment  New property and equipment are recorded at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Stock Based Compensation: Stock-based awards to employees and non-employees are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments.  Our primary type of share-based compensation consists of stock options. ASC 718 requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.. We calculate the fair value of options using a Black-Scholes option pricing model. We do not currently have any outstanding options subject to future vesting.

ASC 718 also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, ASC 718 required a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock: We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments.  This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Subsequent Events: Subsequent events have been evaluated up to and including the date at which the financial statements were available-February 20, 2012.

Fair Value of Financial Instruments: FASB ASC 825, “Financial Instruments,” requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At January 31, 2012, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates

Fair Value Measurements: FASB ASC 820 defines fair value and establishes a framework for measuring fair value and establishes a fair value hierarchy which prioritizes the inputs to the inputs to the valuation techniques. Fair value is the price that would be received to sell an asset or amount paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. Valuation techniques that are consistent with the market, income or cost approach, as specified by FASB ASC 820, are used to measure fair value.

Fair Value Hierarchy

 FASB ASC 820  specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs), or reflect the Company’s own assumptions of market participant valuation (unobservable inputs). In accordance with FASB ASC 820, these two types of inputs have created the following fair value hierarchy:

•	Level 1 – Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities.
•

Level 2 – Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly.

•	Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

FASB ASC 820 requires the use of observable market data if such data is available without undue cost and effort.

Measurement of Fair Value

 The Company measures fair value as an exit price using the procedures described below for all assets and liabilities measured at fair value. When available, the Company uses unadjusted quoted market prices to measure fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use, where possible, current market-based or independently-sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation. Thus, an item may be classified in Level 3 even though there may be inputs that are readily observable. If quoted market prices are not available, the valuation model used generally depends on the specific asset or liability being valued. The determination of fair value considers various factors including interest rate yield curves and time value underlying the financial instruments.

Earnings per Common Share: We have adopted the provisions of ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Income Taxes: We have adopted ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized

Uncertain Tax Positions

The Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, Accounting for Income Taxes” (“FIN No. 48”).  FIN No. 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.  The tax benefits recognized in the financial statements from such position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure requirements.

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements..

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate references to pre-codification standards.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

NEW GLOBAL ENERGY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2012

1.	Income Taxes:

We have adopted ASC 740 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits.

We have a current operating loss carry-forward of $ 199. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all our net deferred tax asset.

Future utilization of currently generated federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of NOL and tax credit carry forwards before full utilization.

The Company is not under examination by any jurisdiction for any tax year.

2. Commitments:

The Company is not a party to any leases and does not have any commitments

3.	Stockholders' Equity:

 Common Stock

We are currently authorized to issue up to 100,000,000 shares of $ 0.0001 par value common stock. All issued shares of common stock are entitled to vote on a 1 share/1 vote basis..

Stock Options

There are no employee or non-employee options grants.

4.  Convertible Long-Term Debt:

On January 25, 2012, we issued a convertible promissory note in the amount of $100,000. The note bear interests at 2.95% per annum until paid or converted. Interest is payable upon the maturity date (January, 2014). The initial conversion rate is $1.00 per share (subject to standard anti-dilution provisions).  The note allows for incremental draws in order to meet future working capital demands. As of January 31, 2012 we had $95,000 in unused credit available for such purposes.

Possible events constituting default are as follows:

•

Failure to pay upon demand

•

If we make an assignment for the benefit of creditors

•

Bankruptcy or Insolvency

•

Any merger, liquidation, dissolution or winding up of business unless any successor expressly assumes the obligation

The convertible debt securities were issued with a non-detachable conversion feature and 200,000 detachable warrants. We evaluate and account for such securities in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments as amended.

The Company determined the relative fair value of the warrants was $0. We utilize the Black-Scholes option-pricing model to determine fair value of the note, conversion feature and warrants.  Key assumptions of the Black-Scholes option-pricing model include applicable volatility rates, risk-free interest rates and the instrument's expected remaining life. Assumptions used in the initial valuation were dividend yield of 0%; expected volatility of 100%; risk-free interest rate of 3.2% and an expected life of 3 years

In accordance with the FASB Emerging Issues Task Force (“EITF”) Issue No. 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF Issue No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments,” we determined that the convertible notes did not contains an embedded beneficial conversion feature. The effective conversion price exceeded the stock price on the valuation date.

5. Related Party Transactions not Disclosed Elsewhere:

Due Related Parties: Amounts due related parties consist of corporate organization expenses paid prior to the establishment of a bank account. Such items totaled $199.

New Global Energy, Inc.
Balance Sheet
(A Development Stage Company)

April 30, 2012
(unaudited)
Assets
Current assets
Cash	$43,745
Prepaid offering costs	46,900
Total current assets	90,645

Total Assets	$90,645

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable-trade	$0
Accrued expenses	404
Due to related parties	199
Current portion of long term debt	0
Total current liabilities	603

Convertible note payable	90,000

Stockholders' Equity:
Common stock-100,000,000 authorized $0.0001 par value
1,750,000 issued & outstanding	175
Additional paid-in capital	1,575
Deficit accumulated during development stage	(1,708)
Total Stockholders' Equity	42

Total Liabilities & Stockholders' Equity	$90,645
See notes to unaudited interim financial statements.

New Global Energy, Inc.
Statement of Operations
(unaudited)
(A Development Stage Company)

	3 Months Ended April 30, 2012	Inception (Jan 24, 2012) to April 30, 2012

Revenue	$0	$0

Costs & Expenses:
General & administrative	1,105	1,304
Interest expense	404	404
Total Costs & Expenses	1,509	1,708

Loss from continuing operations before income taxes	(1,509)	(1,708)
Income taxes	0	0

Net Loss	($1,509)	($1,708)

Basic and diluted per share amounts:
Continuing operations	Nil	Nil
Basic and diluted net loss	Nil	Nil

Weighted average shares outstanding (basic & diluted)	1,750,000	1,750,000
See notes to unaudited interim financial statements.

New Global Energy, Inc.
Statement of Cash Flows
(unaudited)
(A Development Stage Company)
	3 Months Ended April 30, 2012	Inception (Jan 24, 2012) to April 30, 2012

Cash flows from operating activities:
Net Loss	($1,509)	($1,708)
Adjustments required to reconcile net loss
to cash used in operating activities:
Expenses paid by related parties	0	199
(Increase) decrease in current assets	(46,900)	(46,900)
Increase (decrease) in accounts payable & accrued expenses	404	404
Cash used by operating activities:	(48,005)	(48,005)

Cash flows from financing activities:
Proceeds from issuance of common stock	0	1,750
Proceeds of convertible note advances	85,000	90,000
Cash generated by financing activities	85,000	91,750

Change in cash	36,995	43,745
Cash-beginning of period	6,750	0
Cash-end of period	$43,745	$43,745
See notes to unaudited interim financial statements.

New Global Energy, Inc.
Statement of Stockholders' Equity
(Unaudited)
(A Development Stage Company)

	Common Stock
	Shares	Common Stock	Additional paid-in capital	Deficit Accumulated During Development Stage
Inception January 24, 2012	0	0	$0	$0
Stock issued for cash	1,750,000	175	1,575
Net Loss				(199)
Balance at January 31, 2012	1,750,000	175	$1,575	($199)
Net Loss				(1,509)
Balance at April 30, 2012	1,750,000	175	$1,575	($1,708)
See notes to unaudited interim financial statements.

NEW GLOBAL ENERGY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

1.	Basis of Presentation:

The Financial Statements presented herein have been prepared by us in accordance with the accounting policies described in our January 31, 2012 audited financial statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on going basis, we evaluate our estimates, including those related intangible assets, income taxes, insurance obligations and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other resources. Actual results may differ from these estimates under different assumptions or conditions.

In the opinion of management, the information furnished in these interim financial statements reflect all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of and for the three-month periods ended April 30, 2012. All such adjustments are of a normal recurring nature. The financial statements do not include some information and notes necessary to conform with annual reporting requirements.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASC update No. 2011-04, Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.  The amendments in this update result in common fair value measurement and disclosure requirements in US generally accepted accounting principles ("U.S. GAAP") and International Financial Reporting Standards ("IFRS").  Consequently, the amendments converge the fair value measurement guidance in U.S. GAAP and IFRS.  Some of the amendments clarify the application of existing fair value measurement requirements, while other amendments change a particular principle in ASC 820. The amendments in this update that change a particular principle or requirement for measuring fair value or disclosing information about fair value measurements include the following:

1)

measuring the fair value of financial instruments that are managed within a portfolio,

2)

application of premiums and discounts in a fair value measurement, and

3)

additional disclosures about fair value measurements.  The amendments in this update are to be applied prospectively and are effective during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued ASC update No. 2011-05, Comprehensive Income (Topic 220), Presentation of Comprehensive Income.  The FASB decided to eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity, among other amendments in this update.  The amendments require that all non-owner changes in stockholder’s equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements.  In both choices, the Company is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income.  The statement of other comprehensive income should immediately follow the statement of net income and include the components of other comprehensive income and total for other comprehensive income, along with a total for comprehensive income.

The entity is also required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of comprehensive income are presented.  The amendments in this update should be applied retrospectively, and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

2.	Stockholders' Equity:

 Common Stock

We are currently authorized to issue up to 100,000,000 shares of $ 0.0001 par value common stock. All issued shares of common stock are entitled to vote on a 1 share/1 vote basis..

Stock Options

There are no employee or non-employee options grants.

3.  Convertible Long-Term Debt:

On January 25, 2012, we issued a convertible promissory note in the amount of $100,000. The note bear interests at 2.95% per annum until paid or converted. Interest is payable upon the maturity date (January, 2014). The initial conversion rate is $1.00 per share (subject to standard anti-dilution provisions).  The note allows for incremental draws in order to meet future working capital demands. As of April 30, 2012 we had $10,000 in unused credit available for such purposes.

4.  Prepaid Expenses:

Prepaid expenses consist of deferred offering costs and are comprised entirely of filing fees and legal expenses incurred in preparation and filing of our 1933 Act filing on Form S-1. The costs will be offset against paid-in capital upon the successful completion of our offering. If our offering is unsuccessful the offering costs will be expensed in the period the offering is deemed unsuccessful. We continue to expense all routine ongoing administrative expenses.

PART II

INFORMATION NOT  REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

                The estimated expenses payable by New Global Energy, Inc. in connection with the issuance and distribution of the securities being registered are as follows:

SEC registration fee	$ 378.18
Blue Sky fees and expenses	5,000
Legal fees and expenses	60,000
Accounting fees and expenses	5,000
Promotion and advertising expenses	2,000
Printing and engraving expenses	2,000
Transfer agent fees and expenses	12,000
Miscellaneous expenses	4,369

Total	$90,747.18

Indemnification of  Officers and Directors

                Our articles of incorporation and bylaws indemnify our directors and officers to the fullest extent permitted by Wyoming corporation law. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, and controlling persons, we are aware that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is unenforceable.

Recent Sales of Unregistered Securities

                In connection the organization of the Company, on January 25, 2012, we issued 1,000,000 shares of restricted common stock to Perry West for $1,000 and 750,000 shares of restricted common stock to John Potter for  $750.

Exhibits and Financial Statements

                Exhibits attached to this Registration Statement include:
                3.1 Articles of Incorporation
                3.2  By Laws

 4.1  Class A Warrant Certificate

 4.1  Class B Warrant Certificate
                5.1  Opinion of Legality

10.1  Convertible Promissory Note with Warrants

10.2  Legal Services  Agreement
                23 Consents of Experts and Counsel
                                23.1         Michael Cronin, CPA
                                23.2         Perry Douglas West, Esq. (contained in 5.1)

Undertakings

The undersigned registrant hereby undertakes:

            1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                          (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

            2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

            4.  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A Amendment No. 4 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cocoa, Florida on June 8 ,  2012.

By:

/S/ John Potter
_____________________________________

John Potter, President
Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

In accordance with the Securities Act of 1933, this Form S-1/A Amendment No. 4  registration statement was signed by the following persons in the capacities and on the dates indicated.

/S/ John Potter
_____________________________________

John Potter
Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Director

 /S/ Perry Douglas West
_____________________________________
Perry Douglas West

Vice President and Secretary

Director
Dated:   June 8, 2012